UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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WINDSTREAM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be Held May 12, 2016
11:00 a.m. (central time)
_________________________

To the Stockholders of Windstream Holdings, Inc.:

Notice Is Hereby Given That the 2016 annual meeting of stockholders (the “Annual Meeting”) of Windstream Holdings, Inc. (“Windstream”) will be held on Thursday, May 12, 2016, at 11:00 a.m. (central time). Consistent with last year’s annual meeting, this year’s Annual Meeting will be a virtual meeting. Stockholders may join the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/WIN16.

You are cordially invited to join the Annual Meeting. Because the virtual Annual Meeting this year is being conducted electronically, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.	To elect the nine directors listed in the Proxy Statement to serve until the 2017 annual meeting of stockholders or until successors are duly elected or until the earliest of their removal, resignation, or death;

2.	To vote on a non-binding advisory resolution on executive compensation;

3.	To ratify Windstream’s rights plan designed to protect the substantial tax benefits of Windstream’s net operating loss carryforwards;

4.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to enable stockholders to call special meetings of stockholders under certain circumstances;

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream to eliminate super-majority voting provisions;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2016; and

7.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of common stock of record at the close of business on March 17, 2016 are entitled to notice of the Annual Meeting or at any adjournment or postponement thereof.

On April 1, 2016, we began mailing to many of our stockholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our Annual Meeting materials, including our Proxy Statement and Annual Report on Form 10-K, and to vote online. The notice also includes instructions on obtaining a paper copy of the Annual Meeting materials. Any stockholder who does not receive such a notice will receive a full set of Annual Meeting materials in printed form by mail or electronically by e-mail.

To ensure that your vote is counted at the Annual Meeting, please vote as promptly as possible and preferably in advance of the Annual Meeting.

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YOUR VOTE IS IMPORTANT. Your failure to vote will constitute a vote AGAINST two important corporate governance proposals (see Proposal Nos. 4 and 5).

By Order of the Board of Directors,

KRISTI MOODY
Secretary

Little Rock, Arkansas
April 1, 2016

Important notice regarding the availability of proxy materials for the 2016 Annual Meeting of Stockholders to be held on May 12, 2016: Windstream’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2015 are also available at www.windstream.com/investors.

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PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement, but does not contain all of the information you should consider before voting your shares. For complete information regarding the proposals to be voted on at the Annual Meeting and our fiscal year 2015 performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

INFORMATION ABOUT OUR 2016 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 12, 2016

Time:	11:00 a.m. (central time)

Location:	Via the internet: www.virtualshareholdermeeting.com/WIN16

Record Date:	March 17, 2016 (holders of our common stock at the close of business on the record date may vote)

ADVANCE VOTING

You can vote in advance using one of the advance voting methods listed below. Even if you plan to join the Annual Meeting virtually, please vote right away:

●	Vote online by visiting the website listed on your proxy card/voting instruction form.
●	Vote by telephone by calling the telephone number on your proxy card/voting instruction form.
●	Vote by mail by signing, dating and returning your proxy card/voting instruction form in the enclosed envelope.

PROPOSALS AND VOTING RECOMMENDATIONS

		Board	Votes Required	Page
Proposal		Recommendation	for Approval	#
1.	Election of the nine directors listed in this	FOR	Majority of votes cast	18
	Proxy Statement
2.	Advisory vote on executive compensation	FOR	Majority of votes cast	57
3.	Ratification of Windstream’s rights plan	FOR	Majority of votes cast	58
4.	Amendments to enable stockholders to call	FOR	66 ⅔% of shares issued	62
	special meetings		and outstanding
5.	Amendments to eliminate super-majority	FOR	66 ⅔% of shares issued	64
	voting provisions		and outstanding
6.	Ratification of appointment of independent accountant	FOR	Majority of votes cast	67

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DIRECTOR NOMINEES

The following table contains information about the nine director nominees for election to our Board of Directors. Each of the nominees is currently a director of Windstream, and the chart reflects the Committee composition that will be in effect as of the date of the Annual Meeting.

		Director		Audit	Governance	Compensation
Name	Age	Since	Independent	Committee	Committee	Committee
Jeffrey T. Hinson,
Chairman of the Board	61	2006	Yes
Tony Thomas
President & CEO	44	2014	No
Carol B. Armitage	58	2007	Yes
Samuel E. Beall, III	65	2006	Yes
Jeannie Diefenderfer	55	2016	Yes
William G. LaPerch	60	2014	Yes
Larry Laque	58	2016	Yes
Michael G. Stoltz	65	2014	Yes
Alan L. Wells	56	2010	Yes

Member	Chair	Financial Expert

Judy K. Jones and William A. Montgomery have advised the Board that they will not stand for re-election at the Annual Meeting. Accordingly, their service as directors will end at the Annual Meeting. We acknowledge with gratitude the years of service of Ms. Jones and Mr. Montgomery on the Board and their invaluable contributions to Windstream.

The Governance Committee of the Board oversees the director nomination and recruitment process. In connection with this responsibility, the Governance Committee engaged SpencerStuart, a nationally recognized executive and director search firm and consultant on corporate governance matters, to assist the Committee in identifying and evaluating potential director candidates. At the conclusion of SpencerStuart’s engagement, the Governance Committee made a recommendation to the Board regarding new director candidates, and the Board expanded its size and appointed Jeannie Diefenderfer and Larry Laque to the Board on February 9, 2016. Ms. Diefenderfer and Mr. Laque are experienced executives who bring extensive knowledge and insight to the Board.

CORPORATE GOVERNANCE

Windstream is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens the accountability of the Board of Directors and management, and helps to build public trust in Windstream. Key corporate governance practices include:

Board Independence	●8 out of 9 director nominees are independent ●CEO is the only management director ●The independent members of the Board regularly meet without the presence of management
Board Composition
●Director resignation policy for directors who fail to receive majority of votes cast
●Regular assessment of Board performance through board and committee self-evaluations and periodic third-party evaluations
●Governance Committee takes a leading role in considering Board structure and refreshment in light of company circumstances

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Leadership Structure	●Separation of Chairman and CEO roles ●Robust independent lead director/chairman role ●Structure contributes to effective Board oversight of management and significant independent director leadership
Risk Oversight
●Board oversees management risk oversight responsibilities
●Board and Audit Committee review annual risk assessment prepared by Internal Audit Department
●Compensation Committee reviews annual risk assessment of executive compensation

Stockholder Attributes
●Robust stockholder engagement program
●2015 adoption of proxy-access bylaw in response to stockholder outreach
●Company support of governance changes (e.g., special meeting rights, elimination of supermajority provisions) in light of stockholder feedback
●Annual stockholder advisory vote on executive compensation

Succession Planning	●Governance Committee regularly monitors succession planning

Stockholder Outreach. We are responsive to stockholder concerns and value our stockholders’ input and support.We maintain an ongoing dialogue with our stockholders and value their viewpoints on corporate governance and compensation matters. During 2015, Windstream management actively engaged with stockholders representing approximately 22% of our outstanding shares to ensure that we understand and, to the extent possible, address our stockholders’ concerns and observations with respect to our corporate governance and compensation policies. As a result of this constructive open dialogue, and in direct response to feedback from our stockholders, Windstream has implemented, or proposed, the following changes to our corporate governance practices:

●

Proxy Access. In November 2015, the Board of Directors amended Windstream’s bylaws to implement a “proxy access” right, which permits a stockholder (or a group of stockholders) owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees, constituting up to two individuals or 20% of the Board (whichever is greater), subject to the eligibility, procedural and disclosure requirements set forth in our bylaws. Stockholders who wish to nominate directors for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders should follow the instructions under “Stockholder Proposals and Directors Nominations for 2017 Annual Meeting” in this Proxy Statement.

●

Important Governance Proposals. For the third time, we are recommending to stockholders amendments to Windstream’s charter and bylaws (i) that would enable stockholders holding 20% or more of our outstanding common stock to call a special meeting of stockholders under certain circumstances, and (ii) that would eliminate “super-majority” voting requirements and to lower the stockholder approval requirement for bylaw amendments from the affirmative vote of a majority of Windstream’s outstanding common stock (the current standard for amending the bylaws) to a majority of the votes cast. Though they did not pass, similar proposals were presented at the 2014 and 2015 Annual Meetings of Stockholders and received the support of over 50% of our outstanding common stock at each meeting. Of those that did vote, approximately 98% of the votes cast were in support of each proposal. For more information on these amendments, refer to Proposal No. 4 (regarding amendments to Windstream’s charter and bylaws to enable stockholders to call special meetings) and Proposal No. 5 (regarding amendments to Windstream’s charter and bylaws to eliminate “super-majority voting” requirements) in this Proxy Statement.

●	2016 Compensation. Windstream has enacted changes to its compensation program beginning in 2016 in response to stockholder feedback received in 2014 and 2015.

Board Evaluation. In accordance with the Board’s continuous efforts to evaluate its performance, improve its effectiveness, and be accountable to stockholders, in the second quarter of 2015, the Board engaged SpencerStuart to assist with the annual Board and committee assessment and evaluation. Each Board member was interviewed individually to obtain his or her assessment of the effectiveness of the Board and its committees. As a result of the process, SpencerStuart concluded that the Board is functioning well, and in addition, made some suggestions for improvement, and the Board and management have updated plans and processes consistent with the suggestions.

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individually to obtain his or her assessment of the effectiveness of the Board and its committees. As a result of the process, SpencerStuart concluded that the Board is functioning well, and in addition, made some suggestions for improvement, and the Board and management have updated plans and processes consistent with the suggestions.

2015 EXECUTIVE COMPENSATION

Our compensation objectives are to pay for performance, align management’s interests with those of our stockholders, and attract and retain key executives. Highlights of our compensation practices for our executive officers include:

What We Do:		What We Don’t Do:
✓	Significant portion of pay “at risk”	×	Excessive perquisites or special perquisites for
✓	Robust stock ownership requirements		former executives
✓	Clawback policy	×	Excessive severance benefits
✓	Anti-Pledging and Anti-Hedging Policies	×	Single-trigger equity acceleration
✓	Independent Compensation Consultant	×	Excise tax gross ups
		×	Dividends on unvested performance-based
restricted stock

Overview of 2015

The Board of Directors believes that the 2015 actual pay results are aligned with the Company’s actual 2015 performance results and support the view that the executive compensation program overseen by the Compensation Committee creates a strong link between pay and performance. Consistent with our historical compensation practices, our fiscal 2015 executive compensation program, which is discussed in detail in this Proxy Statement under the section titled “Compensation Discussion and Analysis,” featured the following attributes:

At Risk Compensation	A substantial portion of our executive officers’ compensation in 2015 was at-risk through allocation of short-term cash incentives and long-term equity-based incentives.

Base Salary	No increases in base salaries for executive officers in 2015.

Incentive Awards	As with previous years, executive officers participated in short- and long-term incentive programs based principally on Windstream’s achievement of certain Adjusted OIBDA amounts (OIBDA is operating income before depreciation and amortization). The Compensation Committee set target amounts for Adjusted OIBDA, and the other incentive award performance measures, at levels it believed was difficult but achievable and designed to drive results.

Following the Company’s spin-off of Communications Sales & Leasing, Inc. (“CS&L”) in April 2015, the Compensation Committee revised the Adjusted OIBDA metric to Adjusted OIBDAR to retain comparability and consistency with the external financial presentation of the Company. Adjusted OIBDAR is defined as operating income before depreciation and amortization before restructuring charges, pension expense, share-based compensation and the annual rent payment due under the lease with CS&L. All references in this Proxy Statement to Adjusted OIBDA include Adjusted OIBDAR, unless otherwise noted.

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2015 COMPANY PERFORMANCE IN REVIEW

Strategic Highlights

2015 was a transformative year for Windstream and much was accomplished operationally and strategically to lay a foundation for future success. Our vision is to provide a best-in-class customer experience through our world-class network and our people. Our “network first” strategy entails leveraging our existing infrastructure and investing in the latest technologies to create significant value for both our customers and our shareholders.

We implemented a new business unit organizational structure, creating four business segments, aligned to our core customer relationships and added new talent in key areas to strengthen our ability to achieve our operational, strategic and financial goals. These changes improved financial performance throughout 2015. We allocated capital to high return initiatives that enhanced our network capabilities and returned value to shareholders through both a dividend and a share repurchase program.

During 2015, we completed strategic transactions, including the spin-off of CS&L and the sale of our data center business, utilizing the proceeds from these transactions to reduce debt by approximately $3.5 billion and to reinvest in the business. We also refinanced high-coupon debt and reduced near-term maturities to further optimize the balance sheet. The following table illustrates our 2015 Company achievements:

Executing Focused	Allocating Capital & Returning	Optimizing the Balance
Operational Strategy	Value	Sheet
●Implemented business unit structure with clear, focused strategies ●Hired new talent in key areas ●Improved financial performance; achieved guidance
●Significantly advanced network capabilities
✓Completed key broadband network upgrades
✓Expanded carrier network to focus on key growth areas
●Paid a dividend to shareholders and repurchased 7.5 million shares, which represented approximately 7% of total shares outstanding
●Completed spin-off of real estate assets to CS&L ●Divested data center business at an attractive valuation ●Reduced debt by $3.5 billion ●Improved debt maturity profile and reduced interest expense

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Financial Highlights

Throughout 2015, Windstream delivered steady, consistent results that improved throughout the year, achieved our financial guidance and demonstrated progress in our business segments. During 2015, Windstream delivered $5.5 billion in pro forma service revenue, representing a decline of 0.5% year-over-year. Pro forma adjusted OIBDAR totaled $2.0 billion, equating to margins of 35.6%. During the year, we returned approximately $416 million to our stockholders through approximately $370 million in dividends and repurchased 7.5 million of our common shares at a total cost of approximately $46 million, which represents approximately 7% of the Company’s outstanding common stock. Windstream also completed strategic transactions that enabled substantial debt reduction of nearly $3.5 billion.

Pro Forma(1) Service Revenue	(in billions) Pro Forma(1) Adjusted OIBDAR(2)	Total Debt(3)

(1)	Pro forma results adjust GAAP operating results to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions.

(2)	Adjusted OIBDAR is operating income before depreciation and amortization before restructuring charges, pension expense, share-based compensation and the annual rent payment due under the lease with Communications Sales & Leasing, Inc. (“CS&L”).

(3)	Total debt amounts for both periods include capital lease obligations.

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4001 North Rodney Parham Road
Little Rock, Arkansas 72212
Telephone: (501) 748-7000
www.windstream.com
_________________________

PROXY STATEMENT
_________________________

Why am I receiving Windstream’s Annual Meeting materials?

Windstream Holdings, Inc. (“Windstream” or the “Company”) delivered these materials to you in connection with Windstream’s solicitation of proxies for use at the 2016 annual meeting of stockholders (the “Annual Meeting”) to be held on May 12, 2016 at 11:00 a.m. (central time), and at any postponement(s) or adjournment(s) thereof. These materials were first sent or made available to stockholders on April 1, 2016. You are invited to join the Annual Meeting via the internet at www.virtualshareholdermeeting.com/WIN16 and are requested to vote on the proposals described in this proxy statement (this “Proxy Statement”).

Why did I receive a notice of online availability of proxy materials instead of a full set of Windstream’s Annual Meeting materials, or vice versa?

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), we are providing online access to the Annual Meeting materials over the internet to many of our stockholders (other than those who previously requested electronic or paper delivery or to whom we have elected to furnish a full set of materials). We mailed to these stockholders a notice of online availability of proxy materials containing instructions on how to access the Annual Meeting materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”), and to vote online, as well as instructions on obtaining a paper copy of the materials, including a proxy card. The notice also instructs stockholders on how to request delivery of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. All stockholders who did not receive this notice will receive a full set of the Annual Meeting materials in printed form by mail or electronically by e-mail.

What is included in Windstream’s Annual Meeting materials?

The Annual Meeting materials include:

●	This Proxy Statement for the Annual Meeting;
●	Windstream’s Annual Report; and
●	If you received a full set of Windstream’s Annual Meeting materials, the proxy card or, if you are a beneficial owner of shares held in street name, a voting instruction form.

What items will be voted on at the Annual Meeting?

Stockholders will vote on six items at the Annual Meeting as summarized in the Notice for the Annual Meeting accompanying this Proxy Statement. We encourage you to vote in advance on the six items. Two of the six items (Proposal Nos. 4 and 5) are important corporate governance proposals which require the affirmative vote of 66 ⅔% of our outstanding shares. If you do not vote, it will have the effect of a vote AGAINST these proposals.

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Who may vote during the Annual Meeting?

Each share of Windstream’s common stock has one vote on each matter. Only stockholders of record as of the close of business on March 17, 2016 (the “Record Date”) are entitled to receive notice of and to vote during the Annual Meeting. As of the Record Date, there were 96,284,328 shares of Windstream’s common stock issued and outstanding, held by 25,556 holders of record.

How can I join the Annual Meeting?

Stockholders may join the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/WIN16. To vote during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/WIN16 and will need the control number provided on your notice of internet availability of the proxy materials, proxy card or voting instruction form. There will be limited time to vote at the Annual Meeting, and thus, you are encouraged to vote in advance or immediately at the start of the Annual Meeting. Broadridge Financial Solutions, Inc. is hosting our virtual Annual Meeting and, on the date of the Annual Meeting, will be available via telephone at 1-855-449-0991 to answer questions regarding how to join and participate in the Annual Meeting virtually via the internet.

If I am unable to join the Annual Meeting on the internet, can I listen to the Annual Meeting by telephone?

Yes. Although you will not be considered present at the Annual Meeting, stockholders unable to access the Annual Meeting on the internet will be able to call 1-877-328-2502 and listen to the Annual Meeting if they provide the control number that appears on the notice of internet availability of the proxy materials, the proxy card or the voting instruction form. If you do not plan to join the Annual Meeting, it is important to vote in advance of the Annual Meeting in one of the three ways outlined in this Proxy Statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

●	Stockholder of Record. If your shares are registered directly in your name with Windstream’s transfer agent, Computershare Investor Services, LLC (“Computershare”), you are the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by Windstream.

●	Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, you are the “beneficial owner” of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

How do I vote?

There are four ways to vote:

●	Online. You may vote online prior to the Annual Meeting by following the instructions provided in either the notice of internet availability of proxy materials or on the proxy card or voting instruction form.

●	Telephone. You may vote by calling the toll free number found on the proxy card or voting instruction form.
●	Mail. You may vote by following the instructions provided in the proxy card or voting instruction form and submitting your vote in the mail.
●	During the Annual Meeting. You may vote via the internet at the Annual Meeting by following the instructions for joining and voting at the Annual Meeting posted at www.virtualshareholdermeeting.com/WIN16. The time period to vote at the Annual Meeting will be limited, and thus, you are encouraged to vote in advance of the Annual Meeting. All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting.

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What is the quorum requirement for the Annual Meeting?

The holders of a majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy to hold the Annual Meeting. This is called a “quorum.” Your shares will be counted for purposes of determining if there is a quorum if you:

●	are entitled to vote and you are present or represented by proxy at the Annual Meeting; or
●	have properly voted online, by telephone or by submitting a proxy card or voting instruction form by mail. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted by the proxies named therein and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

●	Stockholders of Record. If you are a stockholder of record and you:
○	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or
○	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders on the proxy card will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote during the Annual Meeting.

●	Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the voting requirement to approve each of the proposals?

The stockholder vote required to approve each proposal is set forth below:

Votes Required
	Proposal	for Approval
1.	Election of Directors	Majority of votes cast for
each nominee
2.	Advisory vote on executive compensation	Majority of votes cast
3.	Ratification of Windstream’s rights plan	Majority of votes cast
4.	Amendments to enable stockholders to call special meetings	66 ⅔% of shares issued and
outstanding
5.	Amendments to eliminate super-majority voting provisions	66 ⅔% of shares issued and
outstanding
6.	Ratification of appointment of independent accountant	Majority of votes cast

Windstream’s bylaws require that, in an uncontested election, each director be elected by the affirmative vote of a majority of the votes cast for his or her election. In other words, election of a director nominee requires that the number of shares voted “for” his or her election must exceed the number of votes cast “against” such election. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected),

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the election of directors will be decided by a plurality voting standard, under which the nominees who receive the greatest number of votes cast for their election would be elected as directors. The 2016 election has been determined to be an uncontested election, and the majority-of-votes-cast voting standard will apply.

Under our bylaws, each currently serving director annually submits a contingent and irrevocable resignation in advance of the Annual Meeting that the Board may accept if the director fails to be elected by a majority of the votes cast. In that situation, the Governance Committee of the Board would consider the director’s tendered resignation and make a recommendation to the Board on whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation within 90 days from the date the election results are certified and then publicly disclose its decision (including its rationale).

Which ballot measures are considered “routine” or “non-routine”?

Ratification of the appointment of PricewaterhouseCoopers LLP as Windstream’s independent registered public accountant for 2016 (Proposal No. 6) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 6. All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with all proposals other than Proposal No. 6.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions (which occur when a stockholder chooses to abstain from voting on any or all proposals) are counted for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will have no effect on certain of the proposals presented in this Proxy Statement because they are not considered “votes cast” under the majority-of-votes-cast voting standard. The effect of broker non-votes and abstentions on each of the proposals presented in this Proxy Statement is as follows:

Broker
Proposal		Non-Votes	Abstentions
1.	Election of directors	No effect	No effect
2.	Advisory vote on executive compensation	No effect	No effect
3.	Ratification of Windstream’s rights plan	No effect	No effect
4.	Amendments to enable stockholders to call special meetings	Vote against	Vote against
5.	Amendments to eliminate super-majority voting provisions	Vote against	Vote against
6.	Ratification of appointment of independent accountant	Not Applicable	No effect

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote during the Annual Meeting. You may change your vote on a later date via the internet or by telephone (in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by joining the Annual Meeting and voting virtually via the internet at www.virtualshareholdermeeting.com/WIN16. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote during the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary prior to the Annual Meeting at the following address: 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Is my vote important?

Yes. The agenda for this Annual Meeting contains two important corporate governance proposals (Proposals No. 4 and 5) which require the affirmative vote of 66 ⅔% of our outstanding shares. If you fail to vote, it will have the effect of a vote AGAINST these important proposals.

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BOARD AND BOARD COMMITTEE MATTERS

The number of directors that serve on the Windstream Board of Directors is currently set at eleven and may be fixed from time to time in the manner provided in Windstream’s bylaws. The Board currently consists of: Jeffrey T. Hinson, Chairman of the Board, Tony Thomas, President & CEO, Carol B. Armitage, Samuel E. Beall, III, Jeannie Diefenderfer, Judy K. Jones, William G. LaPerch, Larry Laque, William A. Montgomery, Michael G. Stoltz, and Alan L. Wells. Each director, with the exception of Jeannie Diefenderfer and Larry Laque, was elected at the 2015 Annual Meeting. Ms. Diefenderfer and Mr. Laque were appointed to serve on the Board effective February 9, 2016.

●	Independence. The Board has affirmatively determined that all directors, except Mr. Thomas, are independent directors under NASDAQ listing standards. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and its business partners with which the directors are affiliated. All transactions with these business partners were entered into in the ordinary course of business, the amounts involved are not material and none of these individuals has a personal interest in the respective relationships. The Board determined that none of these relationships constitutes a “related-person transaction” under applicable SEC rules or would interfere with the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

●	Leadership Structure. Since the inception of Windstream, the positions of CEO and Chairman have been held by separate individuals. Mr. Thomas is the current CEO of Windstream, and Mr. Hinson, an independent director, is the current Chairman of the Board. The Board continues to believe this board leadership structure improves the ability to exercise its oversight role over management and ensures a significant role for independent directors in the leadership of Windstream. Having an independent Chairman also strengthens Windstream’s corporate governance structure by allowing the Chairman to convene executive sessions with independent directors.

●	Executive Sessions. The Windstream Corporate Governance Board Guidelines specify that the independent directors of the Board must meet at regularly scheduled executive sessions without management and that an independent director, or the Lead Director, selected from time to time by the independent directors shall preside at executive sessions of independent directors. The Board has designated Mr. Hinson to serve as the Lead Director. During 2015, executive sessions of the independent directors generally occurred at the end of each meeting of the Board.

Board Meetings. During 2015, there were fourteen meetings of Windstream’s Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board committees on which they served during the periods in which they served. All directors, except Mr. Beall, then serving on the Board joined the 2015 Annual Meeting for the entire duration of the virtually-held meeting.

Board Committees. The standing committees of the Windstream Board of Directors are the Audit Committee, Compensation Committee and Governance Committee. Each of the Audit, Compensation and Governance Committees has a written charter and is comprised entirely of directors who the Board has determined are independent under applicable NASDAQ listing standards. A brief description of the functions of the Audit, Compensation and Governance Committees is set forth below.

Audit Committee. The Audit Committee held four meetings during 2015. The Audit Committee assists the Board in overseeing Windstream’s consolidated financial statements and financial reporting process, disclosure controls and procedures and systems of internal accounting and financial controls, independent accountant’s engagement, performance, independence and qualifications, internal audit function, and legal and regulatory compliance and ethics programs as established by Windstream management and the Board of Directors. The current members of the Audit Committee are Messrs. Stoltz, as Chair, and Wells and Mses. Armitage and Jones. Upon their election at the Annual Meeting, the members of the Audit Committee will be Mr. Stoltz, as Chair, Ms. Armitage, and Messrs. Laque and Wells. The Board has determined that each of Messrs. Stoltz and Wells is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee held four meetings during 2015. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. For more information regarding the Compensation

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Committee, see “Compensation Discussion and Analysis.” The current members of the Compensation Committee are Messrs. Beall, as Chair, LaPerch, Montgomery and Wells. Upon their election at the Annual Meeting, the members of the Compensation Committee will be Mr. LaPerch, as Chair, Ms. Armitage and Mr. Beall.

●	Compensation Committee Interlocks and Insider Participation. During 2015, no member of the Compensation Committee had any relationship requiring disclosure under the section titled “Relationships and Certain Related Transactions” in this Proxy Statement. During 2015, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on either our Compensation Committee or our Board of Directors.

Governance Committee. The Governance Committee held five meetings during 2015. As part of the director nomination and screening process discussed below, the Governance Committee also had several informal sessions and discussions to review and screen potential candidates to join the Board, resulting in the addition of two new directors to the Board, Ms. Diefenderfer and Mr. Laque. The Governance Committee is comprised of Mses. Jones, as Chair, and Armitage, and Messrs. LaPerch and Montgomery. Ms. Jones will continue to serve as chair through the date of the regular Committee meeting in May 2016. Upon their election at the Annual Meeting, the members of the Governance Committee will be Mr. Wells, as Chair, Ms. Diefenderfer, and Messrs. Beall and LaPerch.

●	The Governance Committee oversees Windstream’s director nomination and screening process, succession planning for the Chief Executive Officer position, the annual self-evaluation of the Board and each Board committee, compliance with Windstream’s related party transaction policy and stock ownership guidelines, and spending on political activities by Windstream. On an annual basis, the Governance Committee reviews and assesses Windstream’s Corporate Governance Board Guidelines and recommends any proposed changes to the Board for approval.

●	The Governance Committee identifies individuals qualified to become members of the Board and recommends director nominees to the Board for each annual meeting of stockholders. The Governance Committee identifies candidates through various methods, including recommendation from directors, management, and stockholders. The Governance Committee has the sole authority to retain and terminate search firms to be used to identify director candidates and to approve the search firm’s fees and other retention terms. The Governance Committee periodically reviews with the Chairman and the Chief Executive Officer the appropriate skills and characteristics required of Board members in the context of the composition of the Board and an assessment of the needs of the Board from time to time. The Governance Committee considers applicable Board and Board committee independence requirements imposed by Windstream’s Corporate Governance Board Guidelines, NASDAQ listing standards, and applicable law. The Governance Committee also considers, case-by-case, the number of other boards and board committees on which a director candidate serves. The Governance Committee seeks candidates who evidence personal characteristics of high personal and professional integrity; intelligence and independent judgment; broad training and experience at the policy-making level in business; strong interpersonal and communication skills; demonstrated ability to solve problems and to build consensus among diverse viewpoints; a commitment to serve on the Board over a period of several years to develop knowledge about Windstream, its strategy, and its principal operations; a willingness to evaluate management performance objectively; and the absence of activities or interests that could conflict with the director’s responsibilities to Windstream. The Governance Committee considers diversity in its selection of director nominees and seeks to have a board that reflects a diverse range of views, backgrounds and experience and in light of its thorough consideration has not adopted a formal diversity policy.

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●	Director Candidate Search. In November 2015, the Governance Committee engaged SpencerStuart to assist in identifying and evaluating potential director nominees. Based upon direction from the Governance Committee, SpencerStuart identified several potential candidates, including Ms. Diefenderfer and Mr. Laque. Final candidates were interviewed by the Chairman of the Board, the Chair of the Governance Committee, members of the Governance Committee, and our President & CEO. At the conclusion of the process, the Governance Committee recommended the appointment of Ms. Diefenderfer and Mr. Laque, and, on February 9, 2016, the Board appointed them as directors and nominated them for election at the Annual Meeting. Ms. Diefenderfer and Mr. Laque are well-suited to serve on Windstream’s Board and satisfy the qualifications outlined above.

○	Ms. Diefenderfer has over 28 years of technical and operational leadership experience in the telecommunications industry, with over 10 years in executive leadership roles at Verizon Communications, Inc. Furthermore, she is an independent director of two public companies, MRV Communications, Inc. (NASDAQ: MRVC), where she serves on the Compensation and Nominating and Governance Committees, and Westell Technologies, Inc. (NASDAQ: WSTL). She holds board positions with Federated Wireless, Inc., and Vasona Networks, Inc.; and serves as a member of the Network Advisory Council for Accenture, a global consulting company. She founded courageNpurpose, LLC in 2014 to advise Boards and CEOs regarding strategic initiatives designed to drive operational and business efficiency.

○	Mr. Laque possesses more than 14 years of communications and operational leadership experience at Discovery Communications, Inc. (NASDAQ: DISCA). He currently serves as EVP—Global Real Estate and Facilities, previously served as EVP and Co-CIO and Co-Head of Enterprise Operational Services for five years, and served in leadership roles in the IT organization for eight years. Prior to joining Discovery, Mr. Laque held various leadership positions in network planning and implementation, operations and customer service at MCI/Worldcom and MCI Communications from 1982 to 2002.

The Governance Committee will consider director candidates recommended by stockholders via means separate from a proxy-access director candidate. To qualify for consideration, stockholder recommendations must be submitted to the Governance Committee at the address provided below in “Stockholder Communications.” The Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates because the Committee intends to evaluate stockholder recommendations in the same manner as it evaluates all director candidates based on the candidate’s independence, qualifications, and experience.

Risk Oversight. Management of Windstream has the primary responsibility for managing the risks facing the Company, subject to the oversight of the Board. Each Committee assists the Board in discharging its risk oversight role by performing the subject matter responsibilities outlined above in the description of each Committee. The Board retains full oversight responsibility for all subject matters not assigned to Committees including risks presented by business strategy, competition, regulation, general industry trends including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. The Board supplements its ability to discharge its risk oversight role by receiving and reviewing a report on the results of an annual risk assessment of Windstream as prepared by the Internal Audit Department. This report is used primarily to assist Internal Audit in determining the nature and scope of its annual audit plan, subject to the review and approval of the Audit Committee. Internal Audit prepares the risk assessment by conducting interviews and surveys with Windstream’s management and other analysis to identify individual process level, Company-wide and industry risks. A summary of the top risks identified by this assessment process is presented to the Audit Committee and the Board at least annually.

●	The Board’s discharge of its risk oversight role has not specifically affected the Board’s leadership structure discussed above. Rather, in establishing the current leadership structure of the Board, risk oversight was one factor among many considered. The Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight role, it may make any change it deems appropriate.

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●	With respect to compensation matters, the Compensation Committee has assessed the risks that could arise from its compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a material adverse effect on Windstream. To the extent that Windstream’s compensation programs create a potential misalignment of risk incentives, the Compensation Committee believes that it has adequate compensating controls to mitigate the potential impact of any such misalignment. These compensating controls include strong internal controls over financial reporting, robust stock ownership guidelines, a clawback policy for senior executives, a three-year vesting cycle for equity-based compensation, and contingent vesting of performance-based equity awards based upon the achievement of long-term performance objectives. The result is a strong alignment between the interests of management and stockholders.

Corporate Governance Documents. Windstream’s Corporate Governance Board Guidelines, its code of ethics policy entitled “Working With Integrity,” and the charters for the Audit, Compensation and Governance Committees are available on the Investor Relations page of our website at www.windstream.com/investors. Copies of each of these documents are also available to stockholders who submit a request to Windstream Holdings, Inc., ATTN: Investor Relations, 4001 North Rodney Parham Road, Little Rock, Arkansas 72212.

Stockholder Communications. Stockholders and other interested parties may contact the Board of Directors, a Board committee, a particular group of directors (e.g., our non-management directors), or individual members of the Board, including the Chairman of the Board, by mail addressed to the Board, the committee, the group of directors or the named individual, c/o Corporate Secretary, 4001 North Rodney Parham Road, Little Rock, AR 72212. In general, any communication delivered to the Corporate Secretary for forwarding to the Board, a committee, a group of directors or a named individual will be forwarded in accordance with the stockholder’s or other interested party’s instruction, except that we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

Compensation of Directors. Windstream’s director compensation program, in place since 2013, consists of: (1) a cash retainer of $85,000; (2) a restricted stock grant of $100,000; (3) an additional retainer of $100,000 for the Chairman of the Board of Directors; (4) additional retainers of $22,000 for the chairs of the Governance and Compensation Committees and $30,000 for the chair of the Audit Committee; and (5) additional retainers of $10,000 for members of the Governance and Compensation Committees and $15,000 for members of the Audit Committee. All non-employee directors have the option to elect to receive any cash retainer in the form of Windstream common stock.

●	The Compensation Committee periodically reviews outside director compensation data provided by its independent compensation consultant, Pearl Meyer & Partners, LLC, to ensure our director compensation program is consistent with industry and peer group practices. As a result of review, in February 2016, the Board of Directors changed its compensation period from a calendar year to the period of the date of the annual meeting of stockholders to the day before the annual meeting of stockholders the following year (in summary, from May to May each year). The restricted shares granted to non-employee directors in February 2014 vested on March 1, 2015, and in February 2015 on March 1, 2016. The directors received a pro-rata grant in February 2016 that will vest on or about May 12, 2016, and will receive a new grant in May 2016 that will vest in May 2017 if the director continues to serve on the Board during the grant period, or earlier, if the director dies or becomes permanently disabled while serving on the Board or a change of control of Windstream occurs.

●	Board members generally receive pro-rated amounts of the annual cash retainer and the annual restricted stock grant for the portion of the first year in which they are appointed or elected to serve as a Board member or Committee Chair, and Ms. Diefenderfer and Mr. Laque received such pro-rated compensation in February 2016 upon joining the Windstream Board of Directors.

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The following table shows the compensation paid to the non-employee directors of the Board during 2015:

			Change in Pension
			Value and Non-
			Qualified Deferred
	Fees Earned or		Compensation	All Other
	Paid in Cash	Stock Awards	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($) (2)	($)
Jeffrey T. Hinson, Chairman	185,000	99,994	N/A	274	285,268
Carol B. Armitage	122,000	99,994	N/A	274	222,268
Samuel E. Beall, III	107,000	99,994	N/A	274	207,268
Judy K. Jones	122,000	99,994	N/A	274	222,268
William G. LaPerch	105,000	99,994	N/A	274	205,268
William A. Montgomery	105,000	99,994	N/A	274	205,268
Michael G. Stoltz	115,000	99,994	N/A	274	215,268
Alan L. Wells	101,667	99,994	N/A	274	201,935
Dennis E. Foster (3)	—	—	N/A	—	—
Francis X. (“Skip”) Frantz (4)	115,000	—	20,951 (5)	274	136,225

(1)	All stock award amounts in the table above reflect the aggregate fair value on the grant date based on the closing price per share of Windstream common stock on the date of grant of the restricted stock, computed in accordance with FASB ASC Topic 718.

(2)	Amount is for travel insurance available for all directors.

(3)	As disclosed in the Company’s Current Report on Form 8-K dated September 12, 2014, Dennis E. Foster retired from his director position effective February 1, 2015, in compliance with Windstream’s Corporate Governance Board Guidelines concerning mandatory retirement at age 75.

(4)	On April 24, 2015, Mr. Frantz resigned as a director of the Company to assume the role of Chairman of the Board of Directors of Communications Sales & Leasing, Inc.

(5)	Amount reflects change in pension value for the Windstream Pension Plan and Benefit Restoration Plan.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

There are currently eleven directors serving on the Board, all of whose terms expire at the Annual Meeting. Judy K. Jones and William A. Montgomery have advised the Board that they will not stand for re-election at the Annual Meeting.Upon the unanimous recommendation of our Governance Committee, the Board has unanimously nominated Jeffrey T. Hinson, Tony Thomas, Carol B. Armitage, Samuel E. Beall III, Jeannie Diefenderfer, William G. LaPerch, Larry Laque, Michael G. Stoltz, and Alan L. Wells for election as directors at the Annual Meeting and has determined that the size of the board will be reduced to nine following the expiration of the current terms of Ms. Jones and Mr. Montgomery. Each nominee elected will serve until the 2017 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until the earliest of their removal, resignation or death.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nine nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee, including age, a brief listing of principal occupations for at least the past five years, other major affiliations, and the specific experience, qualifications, attributes and skills that qualify each candidate to serve on Windstream’s Board of Directors.

CAROL B. ARMITAGE	Age: 58	Director Since: 2007
Independent Director
Occupation: Telecommunications Consultant Current Board Committees ●Audit ●Governance Future Committee Assignments ●Audit ●Compensation Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Former Board Chair–Public Companies; Former Corporate Executive
	✓	Telecommunications/Regulated Industries Experience
	✓	Corporate Governance; Business Operations; Strategy; Financial Reporting
	✓	Educational Background

Biography

Carol B. Armitage has served as a director since September 2007, and is a member of the Governance and Audit Committees. Upon her election at the Annual Meeting, Mr. Armitage will serve on the Audit and Compensation Committees. Ms. Armitage has served as a telecommunications consultant since 1998. From 1995 to 1997 she served as Senior Vice President – Technology and Strategy at General Instrument. Prior to 1995, she held various management and engineering positions during sixteen years of service with Bell Laboratories and Network Systems (which later became Lucent). From 2000 until August 2015, Ms. Armitage served and held various leadership positions on the board of directors of SCALA, Inc., a provider of digital signage and advertising management solutions, including as Board Chairman from March 2010 to March 2012, and Vice Chairman from 2000 to February 2010, and again from March 2012 to September 2015. From 2002 to 2004, Ms. Armitage served as Chairman of the Board and on the Audit Committee of YDI Wireless (now known as Proxim Wireless Corporation), then a public company engaged in the development and provision of wireless fiber technologies.

Skills and Qualifications Specifically Applicable to Windstream

Ms. Armitage’s qualifications for election to the Board include her extensive knowledge of technologies impacting the telecommunications industry based on her deep industry experience and her educational training including an M.S. in electrical engineering from Princeton University. Her service on the boards of other companies, including as Chair, has given her additional experience in business operations, strategic planning, financial reporting, and mergers and acquisitions.

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SAMUEL E. BEALL, III	Age: 65	Director Since: 2006
Independent Director
Occupation: Investment Banker/Private Investor Current Board Committees ●Compensation (Chair) Future Committee Assignments ●Compensation ●Governance Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Former Board Chair - Public Company; and Former Chairman and CEO - Public Company
	✓	Corporate Governance; Business Strategy and Functions; Financial Literacy and Reporting
	✓	Risk Management and Assessment
	✓	Executive Compensation Design

Biography

Samuel E. Beall, III has served as a director since November 2006 and is currently the Chair of the Compensation Committee. Upon his election at the Annual Meeting, Mr. Beall will serve on the Compensation and Governance Committees. Mr. Beall is Strategic Partner of Arlington Capital Advisors, a boutique investment bank, and is a principal in Beall Investments LLC, a private investment company. Mr. Beall served as Chairman of the Board and Chief Executive Officer of Ruby Tuesday, Inc. (NYSE: RT), which owns and operates casual dining restaurants under the Ruby Tuesday brand, from May 1995 to June 2012, and as President of Ruby Tuesday, Inc. from July 2004 until June 2012. Mr. Beall currently serves on the board of directors of Pilot Travel Centers LLC, a private company operating travel centers and travel plazas throughout North America.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Beall’s qualifications for election to the Board include his experience as the chief executive officer of a public company, which provides him the ability to understand and address Windstream’s challenges and opportunities as a public company. As a former chief executive officer of a public company and a director of several private businesses, he has insight on managing complex business operations, overseeing business risk, designing compensation programs that motivate people, developing national advertising campaigns, assessing corporate governance issues, and financial reporting requirements for public companies.

JEANNIE DIEFENDERFER	Age: 55	Director Since: 2016
Independent Director
Occupation: Strategic Consultant Future Committee Assignment ●Governance Other Current Public Board Memberships ●MRV Communications, Inc. ●Westell Technologies, Inc.	Qualification Highlights:
	✓	Leadership – Board Member – Public Companies; Advisory Board Roles – Private Companies; Former Corporate Executive
	✓	Telecommunications/Regulated Industries Experience
	✓	Strategic Planning and Consulting
	✓	Corporate Governance

Biography

Jeannie Diefenderfer has served as a director since February 2016 and, upon her election at the Annual Meeting, she will serve on the Governance Committee. She is the founder and CEO of courageNpurpose, LLC, a consulting firm providing advisory services to boards and CEOs in strategic initiatives to drive operational and business efficacy. Previously she spent over 10 years in executive leadership roles at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers, serving as Chief Procurement Officer, and as Senior Vice President of Global Engineering & Planning. Ms. Diefenderfer is a member of the

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Boards of Directors of MRV Communications, Inc. (NASDAQ: MRV), where she serves on the Compensation and Nominating and Governance Committees, and Westell Technologies, Inc. (NASDAQ: WSTL). She is also a member of the Accenture Network Advisory Council and a strategic advisor to Vasona Networks and Federated Wireless.

Skills and Qualifications Specifically Applicable to Windstream

Ms. Diefenderfer’s qualifications for election to the Board include over 28 years of technical and operational experience in the telecommunications industry, her senior executive positions, and her service on other public and advisory Boards, providing her the ability to offer insight on corporate governance matters and business issues to be addressed by Windstream. Her experience with strategic planning and advising on business matters provides her with key insight on situations arising within Windstream.

JEFFREY T. HINSON	Age: 61	Director Since: 2006
Chairman of the Board of Directors
Occupation: Senior Executive Board Position ●Chairman Other Current Public Board Memberships ●Live Nation Entertainment, Inc. ●TiVo, Inc.	Qualification Highlights:
	✓	Leadership – Board and Board Committee Service – Public Companies; Current and Former Senior Executive; Former CFO
	✓	Financial and Accounting Expertise
	✓	Corporate Strategy Development and Risk Oversight
	✓	Media and Communications Industry Knowledge

Biography

Jeffrey T. Hinson has served as a director since Windstream’s formation in 2006 and as Chairman of the Board since May 2013. Mr. Hinson served on the Audit Committee from 2006 to May 2013 and as Chair of the Audit Committee from May 2010 to May 2013. Mr. Hinson has been the President of YouPlus Media LLC, a video content marketing firm, since June 2009. From July 2007 to July 2009, Mr. Hinson served as the President and Chief Executive Officer and a member of the board of directors of Border Media Partners, LLC, a Hispanic-focused radio broadcasting company. Mr. Hinson previously served in a number of roles at Univision Communications Inc., a Spanish language media company, including as Executive Vice President and Chief Financial Officer (March 2004 to June 2005) and as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision (September 2003 to March 2004). Since 2005, Mr. Hinson has been a director and Chairman of the Audit Committee of Live Nation Entertainment, Inc. (NYSE: LYV), a global entertainment company that promotes live music events, operates music venues, sells tickets to entertainment and sporting events, and provides management services to music recording artists. He also serves as a director, and as Chairman of the Audit Committee, of TiVo, Inc. (NASDAQ: TIVO), a provider of subscription-based DVR services and interactive video advertising. Until 2014, Mr. Hinson served as a director, Audit Committee member and Chairman of the Nominating and Governance Committee of Ares Commercial Real Estate Corporation (NYSE: ACRE), a specialty finance company and real estate investment trust focused on originating, investing in and managing middle-market commercial real estate loans and investments.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Hinson’s qualifications for election to the Board include his extensive professional background and experience, his previously held senior-executive level positions at two public companies for approximately 15 years, his service on other public company boards, including committee membership and committee chair roles, his extensive experience with companies in the media sector, and his financial and accounting expertise. His service on the board of other public companies in diverse industries provides him unique insight into corporate governance matters affecting public companies and offers him a broad perspective on the challenges and opportunities facing Windstream.

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WILLIAM G. LAPERCH	Age: 60	Director Since: 2014
Independent Director
Occupation: Strategic Consultant
Current Board Committees
●Governance
●Compensation
Future Committee Assignments
●Compensation (Chair)
●Governance
Other Current Public Company Directorships
●Digital Realty Trust, Inc.
Qualification Highlights:
	✓	Leadership – Current and Former Public Company Board Member; Former CEO; Advisory Board Positions – Private Companies
	✓	Corporate Strategy Development and Oversight; Corporate Governance
	✓	Telecommunications/Regulated Industry Experience
	✓	Design of Compensation Plans/Policies

Biography

William G. LaPerch has served as a director since September 2014 and is a member of the Compensation and Governance Committees. Upon his election at the Annual Meeting, he will continue to serve on these Committees, and he will become the Chair of the Compensation Committee. Mr. LaPerch has been President of LaPerch Consulting, LLC (a provider of consulting services to private equity firms) from September 2012 to the present. From 2004 to 2012, Mr. LaPerch served as the President and Chief Executive Officer and a member of the board of directors of AboveNet, Inc., then a publicly traded provider of bandwidth infrastructure services, prior to which he served as Senior Vice President Operations. Mr. LaPerch served in executive management positions at Metromedia Fiber Network (a provider of metro fiber services and predecessor to AboveNet) from 2000 to 2003, several key leadership roles in the operations and engineering at MCI Worldcom, Inc. (a global communications company) from 1989 to 2000, and operations and engineering positions at NYNEX Corporation (a regional telephone company) from 1982 to 1989. Mr. LaPerch is currently a member of the Board of Directors Digital Realty Trust, Inc. (NYSE: DLR) and serves on the Compensation Committee and as Chair of the Nominating and Governance Committee, and a member of the board of directors of several privately held network services and technology companies. From November 2012 to August 2015, Mr. LaPerch served as a member of the board of directors of Imation Corp. (NYSE: IMN), a global scalable storage and data security company.

Skills and Qualifications Specifically Applicable to Windstream

Mr. LaPerch’s qualifications for election to the Board include his ability to provide guidance and perspective on a wide range of issues facing Windstream based on his long tenure as a senior executive in the telecommunications industry and leading a publicly-traded telecommunications company as President and CEO. His operational experience in unique aspects of Windstream’s business, including bandwidth consumption, colocation, interconnection, and the complex regulatory framework in which the company operates, provides Mr. LaPerch with a deep understanding of Windstream’s business and opportunities available to the Company. Through his current and former board and committee service for two public companies, and his past and present involvement with several private companies, Mr. LaPerch has valuable expertise regarding corporate governance matters and can provide key insight to the Board on these matters.

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LARRY LAQUE	Age: 58	Director Since: 2016
Independent Director
Occupation: Senior Executive Future Committee Assignment ●Audit Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Experienced Senior Executive
	✓	Extensive Communications and Media Experience
	✓	Knowledge of IT Processes; IT Security Risks; Cybersecurity
	✓	Financial Literacy; Business Operations and Processes

Biography

Larry Laque has served as a director since February 2016. Upon his election at the Annual Meeting, he will serve as a member of the Audit Committee. Mr. Laque currently serves as Executive Vice President – Global Real Estate and Facilities for Discovery Communications, Inc. (NASDAQ: DISCA). In addition to his current position, he has held key leadership roles at Discovery during the last 14 years, including Executive Vice President and Co-CIO and Co-Head of Enterprise Operational Services from 2010 to 2015, and in executive positions in the IT organization from 2002 to 2010. Prior to joining Discovery in 2002, he held several leadership positions in network planning and implementation, operations and customer service at MCI Worldcom, Inc. and MCI Communications from 1982 to 2002.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Laque’s qualifications for election to the Board include his extensive executive experience in the telecommunications and media sectors, with over thirty years of experience in key operational and leadership positions at global companies. His experience as an IT executive provides him unique perspective on security and cybersecurity risks that may face public companies, including Windstream. He possesses insight into overseeing operations of large organizations, managing teams, and addressing corporate issues and business risks that may be presented. He understands financial statements and can advise on financial reporting matters.

MICHAEL G. STOLTZ	Age: 65	Director Since: 2014
Independent Director
Occupation: CPA (Ret.) and former Audit Partner Board Committee ●Audit (Chair) Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Former Audit Partner focused on Telecommunications
	✓	Financial Reporting Processes/Internal Controls
	✓	Extensive Knowledge regarding Telecommunications and Regulated Industries
	✓	Audit Committee Financial Expert

Biography

Michael G. Stoltz has served as a director since September 2014. Mr. Stoltz currently serves as chair of the Audit Committee and will remain so upon his election at the Annual Meeting. He was an audit partner of Ernst & Young LLP from 2002 to 2014, primarily focusing on the communications, media and entertainment industries. He led E&Y’s Communications Advisory Services Group from 2002 until mid-2004, which focused on providing advisory services to communications companies. Prior to joining E&Y, Mr. Stoltz was a partner with Arthur Andersen where he provided audit, finance and specialized project services to clients in the energy, governmental and telecommunications sectors.

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Skills and Qualifications Specifically Applicable to Windstream

Mr. Stoltz’s qualifications for election to the Board include his approximately 40 years of experience serving in an auditor capacity in the telecommunications, media and entertainment industries, with a focus on large global companies. His broad experience as the former audit partner for publicly-traded communications companies uniquely qualifies Mr. Stoltz to advise Windstream not only on general financial and accounting matters, but also various technical accounting and corporate governance matters that the Board may address from time to time. He possesses key insight on financial reporting processes and external reporting issues. The Board has determined that Mr. Stoltz qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Mr. Stoltz’s lengthy involvement with telecommunications companies provide him with valuable expertise regarding issues facing Windstream and the complex regulatory environment in which the company operates.

TONY THOMAS	Age: 44	Director Since: 2014
Occupation: President & CEO Board Committees ●None Other Current Public Board Memberships ●None	Qualification Highlights:
	✓	Leadership – Current President & CEO; Former CFO
	✓	Business Operations; Strategy; Financial Expertise and Reporting; Capital Markets
	✓	Extensive Knowledge of the Telecommunications Industry
	✓	Institutional Knowledge

Biography

Tony Thomas was appointed President & Chief Executive Officer (CEO) and to the Board of Directors on December 11, 2014. He previously held the following positions at Windstream prior to his appointment as President & CEO: President-REIT Operations (September to December 2014); Chief Financial Officer (August 2009 to September 2014); Treasurer (May 2012 to August 2013); and Controller (July 2006 to August 2009). Mr. Thomas also served as Controller of Alltel Holding Corp. from June 2006 to July 2006, the predecessor entity to Windstream Holdings, Inc., and held various other leadership positions with Alltel Corporation, a former publicly-traded wireless company, from 1998 to 2006, including Vice President of Investor Relations and Vice President of Southeast Regional Finance. Mr. Thomas joined Alltel after its merger with 360 Communications in 1998. Prior to entering the communications industry, Mr. Thomas was a senior auditor with Ernst & Young LLP focusing on the telecom practice.

Skills and Qualifications Specifically Applicable to Windstream

The Board believes it is important for Windstream’s CEO to serve on the Board, as the position of CEO puts Mr. Thomas in a unique position to understand the challenges and issues facing Windstream. Mr. Thomas’s qualifications for election to the Board include the same demonstrated skills and experience that qualify him to serve as CEO. Mr. Thomas has worked in the communications industry for more than 20 years and has played an integral role in Windstream’s growth, as during his five-year tenure as CFO, the Company completed seven acquisitions totaling more than $5.6 billion in transaction value. As CEO, Windstream completed a transformative transaction by spinning off certain real estate assets into a publicly-traded real estate investment trust, Communications Sales & Leasing, Inc. (NASDAQ: CSAL). Additionally, Windstream completed the sale of its data center operations and entered into a key reciprocal strategic partnership with the buyer to provide data center and network services to each other’s customers. Mr. Thomas has deep capital market expertise, having led almost $10 billion in debt transactions, as CFO and Treasurer of Windstream. Mr. Thomas’s knowledge of the Company and his experience as a company leader since its spin-off from Alltel Corporation in 2006 provide him with a wide-ranging perspective regarding Windstream’s opportunities and overall strategy and qualify him to serve as both CEO and as a director on the Board.

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ALAN L. WELLS	Age: 56	Director Since: 2010
Independent Director
Occupation: Partner - Private Equity and Investment Banking Firm
Current Board Committees
●Audit
●Compensation
Future Committee Assignments
●Audit
●Governance (Chair)
Other Current Public Board Memberships
●None
Qualification Highlights:
	✓	Leadership – Former CEO and Chair — Public Company; Former CFO — Public Company
	✓	Corporate Strategy Development and Oversight; Capital Markets
	✓	Extensive Knowledge of the Telecommunications and Regulated Industries
	✓	Audit Committee Financial Expert

Biography

Alan L. Wells has served as a director since 2010 and is a member of the Audit and Compensation Committees. Upon his election at the Annual Meeting, he will continue to serve on the Audit Committee, will leave the Compensation Committee and will become Chair of the Governance Committee. He is a founding partner of Financial Advisory Partners, LLC, which makes private equity investments and provides investment banking services to mid-sized companies in the Midwest. He served as Chief Executive Officer of Iowa Telecommunication Services, Inc. (formerly NYSE: IWA) from 2002 to 2010 and Chairman of its board of directors from 2004 to 2010. He joined Iowa Telecom in 1999 as President and Chief Operating Officer, and was appointed to the role of President and Chief Executive Officer in 2002. Prior to joining Iowa Telecom, Mr. Wells was Senior Vice President and Chief Financial Officer at MidAmerican Energy Holdings Company (NYSE: MEC), a Des Moines, Iowa-based electric and gas utility holding company, from 1997 until 1999. During the same period, Mr. Wells also served as President of MidAmerican’s non-regulated businesses. Mr. Wells held various executive and management positions with MidAmerican, its subsidiaries, and Iowa-Illinois Gas and Electric, one of its predecessors, from 1993 through 1999. Prior to that, Mr. Wells was with Deloitte Consulting (previously Deloitte & Touche Consulting) and previously held various positions with the Public Utility Commission of Texas and Illinois Power Company. He has been a CPA for over twenty years.

Skills and Qualifications Specifically Applicable to Windstream

Mr. Wells’ qualifications for election to the Board include his broad background and experience, his wide range of operational and financial experiences in regulated industries, and his prior experience as a senior executive with two public companies. The Windstream Board has determined that Mr. Wells qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Through his prior experience as a senior executive in the telecommunications and other regulated industries, he has insight on managing complex regulated enterprises, developing strategic plans in changing regulatory environments, overseeing financial reporting processes, executing large capital market transactions, and addressing various corporate governance matters arising in public companies.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” EACH OF THE DIRECTOR NOMINEES.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE
DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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SECURITY OWNERSHIP

Stock Ownership Guidelines. In November 2015, the Windstream Board of Directors adopted new minimum stock ownership guidelines for Windstream’s directors and executive officers. The spin-off of Communications Sales & Leasing, Inc., and the reverse stock split in April 2015 resulted in a recapitalization of the Company, and upon the recommendation of the Compensation Committee, the Board revised the guidelines to include new ownership levels consistent with the changes in capital structure. The new guidelines require directors and executive officers to meet minimum stock ownership levels equal to the lesser of (i) a value-based multiple of salary or retainer, as applicable, or (ii) a fixed number of shares of common stock.

Directors who are not executive officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) 40,000 shares of common stock or (ii) a number of shares valued at least three times the annual retainer paid to non-management directors. Executive officers are expected to maintain minimum beneficial ownership of shares of Windstream common stock at levels equaling the lesser of either (i) a number of shares equal to the value-based multiple or (ii) the specified fixed number of shares, each as provided in the following table.

Officer	Value-Based Multiple (1)	Fixed Number of Shares (2)
Directors	3x Annual Board Retainer	40,000 Shares
President and Chief Executive Officer	5x Salary	750,000 Shares
Chief Financial Officer	3x Salary	200,000 Shares
Executive Vice President, General Counsel	3x Salary	225,000 Shares
President – Enterprise	3x Salary	200,000 Shares
Vice President – Controller	1x Salary	50,000 Shares

(1)	For purposes of the value-based multiple component of the ownership measurement, ownership levels are calculated as of December 31 of each year by dividing (i) the total value of shares required to be beneficially owned by (ii) the 30-day average stock price of a share of common stock for the period ending on December 31.

(2)	Pursuant to the stock ownership guidelines, the fixed numbers of shares of common stock are adjusted to reflect stock splits or similar changes to the capital structure of Windstream.

Directors and executive officers in their positions at the time of adoption of the new guidelines have until December 31, 2020, to attain the ownership levels described above, and each new director and executive officer will have a transition period of five years from the date of his or her appointment to attain the applicable ownership level. During the transition period and until the director or officer satisfies the specified ownership levels, the guidelines impose a retention ratio that provides that each officer and director is expected to retain at least 50% of the shares received, net of tax payment obligations, upon the vesting of restricted stock or the exercise of stock options. Directors and officers are also required to hold for at least six months all shares received, net of tax payment obligations, upon vesting of restricted equity awards or the exercise of stock options. For the purposes of the guidelines, unvested time-based shares or units of restricted stock are considered beneficially owned, while unvested performance-based shares or units of restricted stock do not count toward satisfaction of the stock ownership guidelines for executive officers.

The table below sets forth the applicable guideline share amount for each named executive officer and the number of shares of Windstream common stock that each such officer is deemed to own under the guidelines as of March 1, 2016.

Named Executive Officers	Guideline Share Amount (1)	Shares Owned
Tony Thomas	750,000	388,957
Robert E. Gunderman	200,000	136,177
John P. Fletcher	225,000	276,656
J. David Works, Jr.	200,000	136,187
John C. Eichler	45,768	58,331

(1)	These executive officers have until December 31, 2020 to attain the ownership levels. The ownership level for each of the named executive officers is equal to the fixed number of shares applicable to his position, except for Mr. Eichler for which the value-based multiple resulted in a lower mandatory ownership level.

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The table below sets forth the applicable guideline share amount for each non-management director standing for election at the Annual Meeting and the number of shares of Windstream common stock that each such director is deemed to own under the guidelines as of March 1, 2016.

Non-Management Director	Guideline Share Amount (1)	Shares Owned
Jeffrey T. Hinson, Chairman	40,000	27,062
Carol B. Armitage	40,000	28,571
Samuel E. Beall, III	40,000	34,265
Jeannie Diefenderfer	40,000	23,407
William G. LaPerch	40,000	17,894
Larry Laque	40,000	23,407
Michael G. Stoltz	40,000	38,227
Alan L. Wells	40,000	85,479

(1)	Each of Ms. Armitage and Messrs. Beall, Hinson, LaPerch, Stoltz and Wells has until December 31, 2020 to meet the new ownership guidelines. Ms. Diefenderfer and Mr. Laque were appointed on February 9, 2016, and each will have until February 9, 2021, to meet the new ownership guidelines.

Security Ownership of Directors and Executive Officers. Set forth below is certain information, as of March 1, 2016, as to shares of Windstream common stock beneficially owned by each director, by each named executive officer, and by all directors and executive officers of Windstream as a group. Except as otherwise indicated by footnote, the nature of the beneficial ownership is sole voting and investment power, and no shares are pledged as security:

	Shares	Unvested	Total Shares
	Beneficially	Restricted	Beneficially	Percent of Class
Name of Beneficial Owners	Owned (1)	Shares (2)	Owned (4)	(if 1% or more)
Non-Management Directors
Jeffrey T. Hinson, Chairman	20,321	6,741	27,062	*
Carol B. Armitage	21,830	6,741	28,571	*
Samuel E. Beall, III	27,524	6,741	34,265	*
Jeannie Diefenderfer	—	23,407	23,407	*
Judy K. Jones	20,031	9,363	29,394	*
William G. LaPerch	11,153	6,741	17,894	*
Larry Laque	—	23,407	23,407	*
William A. Montgomery	103,232	9,363	112,595	*
Michael G. Stoltz	31,486	6,741	38,227	*
Alan L. Wells	78,738	6,741	85,479	*

Named Executive Officers (3)
Tony Thomas	112,185	276,772	388,957	*
Robert E. Gunderman	30,437	105,740	136,177	*
John P. Fletcher	142,644	134,012	276,656	*
J. David Works, Jr.	39,138	97,049	136,187	*
John C. Eichler	22,560	35,771	58,331	*

All Directors and Executive
Officers as a Group	661,279	755,330	1,416,609	1.5

*	indicates less than one percent

(1)	Excludes unvested restricted shares and includes shares of Windstream common stock owned directly and shares held in the person’s account under the Windstream 401(k) Plan, which are as follows: Thomas 3,684, Gunderman 2,215, Fletcher 6,291, Works 2,215, and Eichler 2,226.

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(2)	Unvested shares of restricted stock are deemed beneficially owned because grantees of unvested restricted stock under Windstream’s equity compensation plans hold the sole right to vote such shares.

(3)	Mr. Redmond resigned from Windstream in 2015 and is no longer affiliated with the Company. As a result, no current information on his holdings of Windstream common stock is available.

(4)	Windstream grants performance-based restricted stock units (PBRSUs) to its executive officers. Because unvested PBRSUs do not provide the recipients the right to vote or other elements of beneficial ownership as defined under SEC rules and will not vest within 60 days from March 1, 2016, all unvested outstanding PBRSUs are omitted from this table. For informational purposes, the following table shows the outstanding unvested PBRSUs granted to each named executive officer, except Mr. Redmond who is no longer with the Company:

		Unvested Performance-	Total Shares
	Total Shares	Based Restricted Stock	Beneficially Owned
Named Executive Officers	Beneficially Owned	Units (PBRSUs)	Including PBRSUs
Tony Thomas	388,957	257,459	646,416
Robert E. Gunderman	136,177	96,083	232,260
John P. Fletcher	276,656	134,012	410,668
J. David Works, Jr.	136,187	97,049	233,236
John C. Eichler	58,331	19,796	78,127

Security Ownership of Certain Beneficial Owners. Set forth below is information, as of March 17, 2016, with respect to any person known to Windstream to be the beneficial owner of more than 5% of any class of Windstream’s voting securities, all of which are shares of common stock:

	Name and Address	Amount and Nature
Title of Class	of Beneficial Owner	of Beneficial Ownership	Percent of Class
Common Stock	Blackrock, Inc.	8,837,063 (1)	8.70%
	55 East 52nd Street
	New York, NY 10022
Common Stock	The Vanguard Group	9,731,260 (2)	10.63%
	100 Vanguard Blvd.
	Malvern, PA 19355

(1)	Based upon information contained in Schedule 13G/A filed on January 27, 2016, Blackrock, Inc. has sole voting power over 8,528,504 shares, sole dispositive power over 8,837,063 shares and no shared voting or dispositive power with respect to any shares.

(2)	Based upon information contained in Schedule 13G/A filed on March 10, 2016, The Vanguard Group has sole voting power over 216,580 shares, shared voting power over 6,300 shares, sole dispositive power over 9,513,680 shares and shared dispositive power over 217,580 shares.

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AUDIT COMMITTEE REPORT

This report provides information concerning the Audit Committee of Windstream Holdings, Inc.’s Board of Directors. The Audit Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Audit Committee is comprised entirely of independent directors, as defined and required by SEC rules and regulations and NASDAQ listing standards, and directors who are financially literate. Additionally, Messrs. Stoltz and Wells and Ms. Jones qualify as audit committee financial experts.

In connection with its function to oversee and monitor the financial reporting process of Windstream Holdings, Inc. and its subsidiaries, the Audit Committee has reviewed and discussed with management of Windstream Holdings, Inc. and Windstream Services, LLC, which is a wholly-owned subsidiary of Windstream Holdings, Inc., the audited consolidated financial statements for the year ended December 31, 2015 of Windstream Holdings, Inc. and Windstream Services, LLC; discussed with PricewaterhouseCoopers LLP, the independent registered public accountant of Windstream Holdings, Inc. and Windstream Services, LLC, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States); received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Windstream Holdings, Inc. and Windstream Services, LLC that the audited consolidated financial statements for the year ended December 31, 2015 be included in the Annual Report on Form 10-K of Windstream Holdings, Inc. and Windstream Services, LLC for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee

Michael G. Stoltz, Chair
Carol B. Armitage
Judy K. Jones
Alan L. Wells

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other current and former executive officers who were the most highly compensated in fiscal year 2015. These individuals, referred to as “named executive officers” or “NEOs”, are identified by name in the Summary Compensation Table.

Compensation Philosophy

Windstream’s executive compensation program is designed to achieve the following objectives:

●	Provide a high correlation between pay and performance;
●	Align management’s interests with the long-term interests of Windstream’s stockholders; and
●	Provide competitive compensation and incentives to attract and retain key executives.

Executive Summary

Heading into 2015, Windstream was undergoing leadership changes, restructuring into business units, and pursuing a spin-off of its real estate assets. Given these changes and uncertainties, the Compensation Committee determined that any substantive changes to the executive compensation program should be postponed until 2016, resulting in the 2015 executive compensation program remaining similar to prior years but with the following changes affecting the NEOs:

●

No increases in compensation — base salary, short-term incentive opportunities (threshold, target, and maximum), and long-term incentive opportunities (grant value) remained unchanged from where they were as of December 31, 2014

●

Updated the short-term incentive plan measures — changed from Adjusted OIBDA to Adjusted OIBDAR as the consolidated earnings measure and added Total Service Revenue (for Thomas, Gunderman, Fletcher, and Eichler) and Business Unit Contribution Margin (for Works)

●	Updated the performance-based restricted stock unit award design — changed the relative performance index from the S&P 500 to the S&P Midcap 400
●

Delayed equity grants from February 2015 to May 2015 due to the real estate spin-off — avoided making a grant that would immediately need to be converted and ensured that 100% of the grant would be linked to Windstream’s performance as opposed to the performance of the REIT

Although the changes did not completely implement all suggestions made by some stockholders during our outreach efforts in 2014 and 2015, the Compensation Committee believes the 2015 compensation structure was appropriate, responsive, and aligned with the Company’s strategy, structure, and priorities while not being additionally disruptive to the leadership team.

2015 Performance Results

Despite the significant organizational, operational, and leadership changes, the Company produced strong financial results while also accomplishing several major objectives:

●	Total Service Revenue of $5.5 billion — within the budgeted target range
●	Adjusted OIBDAR of $2.0 billion — within the budgeted target range
●	Strong Business Unit Contribution Margins — between the threshold and target budgeted range for each Business Unit
●	Debt Reduction of Approximately $3.5 billion — significantly reducing financial leverage going forward
●	Cash Returns to Shareholders of Approximately $416 million — through dividends and stock repurchases
●	Successful Completion of Two Strategic Transactions — the REIT spin-off and the disposition of our data center assets

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●	Successful Outcome with Respect to CAF Phase II — providing an additional $1.2 billion in funding over a 7-year period to support and expand internet broadband services

These financial results were aligned with expectations for the year set by the Board, and the strategic accomplishments position the Company for continued success.

2015 Compensation Results

These financial results and strategic accomplishments resulted in the following compensation results for the NEOs:

●	Short-term incentive payout equal to 100% of target for Thomas, Gunderman, Fletcher, and Eichler (based on consolidated Total Service Revenue and Adjusted OIBDAR)
●	Short-term incentive payout equal to 96% of target for Works (based on consolidated Adjusted OIBDAR and Enterprise Business Unit Contribution Margin)
●	Performance-based stock unit payout equal to 100% of target for all NEOs (based on consolidated Adjusted OIBDAR performance)

The Compensation Committee believes that these “near or at target” payout results are well aligned with the Company’s financial performance and strategic accomplishments during 2015.

2016 Compensation

With the organizational, operational, and leadership changes completed during 2015, the Compensation Committee used the second half of the year to review and consider more substantive changes to the executive compensation program for 2016 that would be responsive to the following primary considerations:

●	Prior and ongoing stockholder outreach expressing the desire for more substantive change, especially with respect to the long-term incentive program design
●

The recapitalization of the Company following the REIT spin-off, which limits the amount of equity-based compensation that can be provided within reasonable parameters for equity plan dilution and annual equity grant rates

In light of these considerations, the Compensation Committee approved the following plan design changes to the executive compensation program for 2016:

●

Shift the pay mix — Reduce long-term incentive grant values and increase short-term incentive opportunities by a commensurate amount to retain approximately the same total compensation opportunity while creating more focus on near-term financial results (this is a temporary shift in pay mix until the Company’s market cap improves)

●

Simplify and improve “line of sight” in the short-term incentive plan — Corporate executives to be based 100% on Adjusted OIBDAR and Business Unit executives to be based 100% on Business Unit Contribution Margin

●

Create focus and accountability for long-term performance in the long-term incentive plan — With respect to the performance-based restricted stock units (PBRSUs), lengthen the measurement period from 1 year to 3 years, change the measure from Adjusted OIBDAR to Adjusted Free Cash Flow, and eliminate the Relative Total Shareholder Return measure

●

Decrease the size and level of equity-based participation — The long-term incentive program remains equity-based, but the size and level of participation has been greatly reduced, with only 83 employees receiving approximately $14 million in annual equity awards in 2016, down from 852 employees receiving approximately $37 million in annual equity awards in 2015

The Compensation Committee believes that these changes are responsive to stockholders, reflective of the new organizational structure and priorities, and will continue to align pay and performance.

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The Company received positive stockholder support in 2015 via the annual Say on Pay vote, and it hopes to obtain continued stockholder support this year and in future years. The Compensation Committee believes the solid results for 2015 were indicative of a tight linkage between pay and performance and that the changes we have adopted for 2016 will further strengthen this linkage as we move forward. Additionally, we highlight the following practices that we believe further demonstrate our commitment to sound governance principles and responsible practices with respect to executive compensation for executive officers:

What We Do	What We Don’t Do
●Significant portion of pay “at risk” ●Robust stock ownership requirements ●Clawback policy ●Anti-Pledging and Anti-Hedging Policies ●Independent Compensation Consultant
●Excessive perquisites or special perquisites for former executives

●Excessive severance benefits

●Single-trigger equity acceleration

●Excise tax gross ups

●Dividends on unvested performance-based restricted stock

Say on Pay. Stockholders at the 2016 Annual Meeting will be asked to approve, on an advisory basis, the compensation of our NEOs. Stockholder advisory votes on executive compensation are currently solicited on an annual basis.

The following are key considerations that stockholders should take into account when assessing our executive compensation program. The Company:

executed a focused operational strategy which is driving improved financial results
●	implemented a business segment structure with clear, focused strategies
●	improved financial performance and met financial guidance
allocated capital and returned value to stockholders
●	significantly enhanced its network capabilities by completing key broadband network upgrades to improve our internet service offerings and expanding the carrier network to focus on key growth areas
●

returned a dividend to our shareholders and repurchased 7.5 million shares of our common stock, over 7% of the outstanding shares, which such share repurchases did not impact short-term or long-term incentive payouts for NEOs because the performance measures (Total Service Revenue and Adjusted OIBDAR) were not impacted by the repurchase program optimized the balance sheet
●	completed the spin-off of CS&L and divested the data center business at an attractive valuation, enabling us to reduce debt by $3.5 billion
●	improved its debt maturity profile and reduced interest expense

How We Determine Compensation

Compensation Committee. Windstream’s Compensation Committee is presently comprised of Samuel E. Beall, III, as Chair, William G. LaPerch, William A. Montgomery, and Alan L. Wells. The Windstream Board has determined that each member of the Compensation Committee is an independent director under NASDAQ listing standards and a “non-employee director” for purposes of Section 16 of the Exchange Act and Messrs. Beall, LaPerch and Montgomery are considered “outside directors” as defined in Section 162(m) of the Internal Revenue Code and comprise the 162(m) subcommittee. Assuming their election to the Board at the upcoming Annual Meeting, as of the date of the Annual Meeting, the members of the Compensation Committee will be Mr. LaPerch,

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as Chair, Mr. Beall, and Carol Armitage. The Compensation Committee assists the Board in fulfilling its oversight responsibility related to the compensation programs, plans, and awards for Windstream’s directors and principal officers. The Compensation Committee annually reviews and approves goals relevant to our CEO’s compensation and, based on an annual evaluation of these performance goals, determines and approves our CEO’s compensation. The Committee conducts this review using a survey of compensation data of comparable employers that is prepared by the Committee’s outside compensation consultant based on criteria specified by the Committee.

Independent Consultant. The Compensation Committee has the authority to retain and terminate any executive compensation consultant to be used in the evaluation of director, CEO or executive officer compensation and to approve the consultant’s fees and other retention terms. It is the policy of the Compensation Committee that the compensation consultant should perform no services for Windstream other than services as consultant to the Compensation Committee. During 2015, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“PM&P”) to assist the Committee in the review and design of Windstream’s executive compensation program. PM&P reports directly to the Compensation Committee. During 2015, PM&P conducted a competitive review of Windstream’s executive pay levels and executive pay program designs, with such data and information being used by the Committee, along with all other relevant information, to inform the Committee’s decisions regarding the executive compensation program. PM&P provided a self-assessment to the Compensation Committee in 2015 relative to the independence standards required by the stock exchanges. The self-assessment included the following information:

●	PM&P performs no other services for Windstream, other than the engagement with the Compensation Committee;
●	Fees paid by Windstream to PM&P are less than 0.5% of PM&P’s total revenue;
●	PM&P has policies and procedures to prevent conflicts of interest;
●	The individual advisor to the Compensation Committee does not own any Windstream stock;
●	There is no business or personal relationship between the individual advisor and a Committee member; and
●	There is no business or personal relationship between the individual advisor or PM&P and an executive officer of Windstream.

Competitive Market Analysis. As part of the process of approving executive compensation levels and plan designs, the Compensation Committee regularly reviews and considers competitive market data. This competitive market analysis generally takes place in the fall of each year and is used as part of the decision-making process for the following year. During 2014, PM&P provided, and the Compensation Committee reviewed, competitive market data as part of its process for approving 2015 executive compensation levels and plan designs.

Given the limited number of direct industry peers with a similar business model and of comparable size, the competitive market analysis focused on compensation survey data from reputable surveys that are size-adjusted using regression formulas. The 2014 market analysis used compensation surveys from Watson Wyatt, Mercer, and PM&P, and all data was size-adjusted to reflect annual revenues of $6 billion. In considering the survey data, the Committee did not request the identity of or review the specific companies that are included in any of the surveys reference above.

In addition to compensation levels, the Committee often requests that PM&P provide proxy data with respect to compensation plan designs and company performance. Because these elements are less impacted by company size, PM&P’s 2014 market analysis included plan design and company performance data from a specific group of companies which included:

●	DISH Network Corp.	●	Level 3
●	ADP	●	Western Union
●	United States Cellular	●	Fidelity National Information Services, Inc.
●	Time Warner Telecom	●	TDS
●	Charter Communications	●	Frontier
●	CenturyLink

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The Committee believes that the consideration of plan designs and performance levels among these companies provides an additional useful reference point for the plan designs and degree of pay and performance alignment at Windstream. Examples of plan design include the number and weighting of performance metrics and the types of performance metrics used in incentive plans, the allocation of cash and equity in total direct compensation, and the allocation of fixed compared to performance-based compensation. This group of companies represents a broad group of FORTUNE 500 companies in telecom, technology and services industry.

While consideration is given to the competitive market data, the Compensation Committee uses it primarily as a reference point and does not specifically target compensation to any market percentile. In addition to competitive market data, the Committee reviews and considers factors such as:

●	company performance
●	individual executive performance
●	the critical nature of an individual’s role to organizational success
●	internal pay equity among colleagues
●	retention risks

Only after careful consideration of all relevant facts and circumstances does the Committee exercise judgment and make compensation decisions.

Windstream Management

General. Windstream’s management assists the Compensation Committee’s consultant in its survey of executive compensation by providing historical compensation information and by reviewing and commenting on preliminary drafts of the survey reports. At the first Compensation Committee meeting of each year (generally held in February), the Compensation Committee reviews and approves executive compensation for such year. Based on the compensation surveys and compensation principles previously specified by the Compensation Committee, our CEO and members of Windstream’s human resources department prepare recommendations for compensation levels for executive officers in consultation with the Compensation Committee’s consultant, except that no recommendation is made for our CEO’s compensation. The Compensation Committee then meets to review and determine our CEO’s compensation and reviews and recommends the compensation for all other executive officers. The Compensation Committee determines our CEO’s compensation, and recommends the compensation of all other executive officers, based in part on discussions with Windstream management, including our CEO, and discussions with the compensation consultant. The Board approves or, in the case of our CEO’s compensation, ratifies the actions of the Compensation Committee.

Stockholder Outreach. Windstream takes into account issues raised and information shared by stockholders regarding its compensation practices during outreach meetings. In 2015, Windstream met with stockholders representing approximately 22% of our outstanding shares to ensure that we understand, and to the extent possible, address any concerns raised concerning executive compensation. Our 2016 compensation program is, in part, based on our stockholders’ feedback during the past two years regarding their preferences for different performance metrics for short-term and long-term incentive compensation plans.

Elements of 2015 Compensation

For 2015, the compensation of Windstream’s NEOs consists of three principal components:

●	Base salary;
●	Short-term (annual) cash incentive payments; and
●	Long-term incentives in the form of equity-based compensation.

The compensation program for the NEOs also includes the Windstream 2007 Deferred Compensation Plan, the Windstream 401(k) Plan, change-in-control agreements, and limited perquisites.

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Base Salary. Base salary represents a stable means of cash compensation to our executive officers. Our goal in setting base salary amounts is to provide competitive compensation that reflects the contributions and skill levels of each executive. However, consistent with our philosophy of tying pay to performance, our executives receive a relatively small percentage of their overall compensation in the form of base salary.

○	We generally implement any base pay increases on a calendar year basis, with occasional mid-year increases to reflect a promotion or additional experience or responsibilities. The table below includes each NEO’s base salary as of December 31, 2015 in comparison to his base salary as of December 31, 2014. Mr. Redmond is not included because he is no longer employed by Windstream. As illustrated, the Compensation Committee elected to make no base salary adjustments for the NEOs in 2015.

	Base Salary at	Base Salary at
NEO	December 31, 2014	December 31, 2015	% Increase
Tony Thomas	$1,000,000	$1,000,000	0%
Robert E. Gunderman	$450,000	$450,000	0%
John P. Fletcher	$515,000	$515,000	0%
J. David Works, Jr.	$465,000	$465,000	0%
John C. Eichler	$290,000	$290,000	0%

Short-Term Cash Incentive Payments. Windstream maintains short-term cash incentive plans designed primarily to motivate executives to achieve Company-wide performance goals over annual or quarterly periods. Under these plans, the Compensation Committee sets different target payout amounts (as a percentage of base salary) for all executive officers in order to reflect such individual’s contributions to Windstream and the market level of compensation for such position. The Compensation Committee believes these short-term incentive plans are a key part of its goal to make a substantial portion of total direct compensation at-risk.

During 2015, the NEOs participated in a short-term cash incentive plan based on Windstream’s achievement of certain Adjusted OIBDAR, Total Service Revenue and Business Unit Contribution Margin levels. The Compensation Committee selected these financial measures because they provide strong alignment with the Company’s focused operational strategy and our capital allocation policy. The Compensation Committee previously established Adjusted OIBDA as a performance metric in first quarter 2015. Following the Company’s spin-off of CS&L in April 2015, however, this metric was revised to Adjusted OIBDAR—which excludes the lease payment made to CS&L—in order to retain comparability and consistency with the external financial presentation of the Company. References in this Proxy Statement to Adjusted OIBDA include Adjusted OIBDAR, unless otherwise noted. Set forth below is more detail regarding these financial measures:

Performance Measure	Description	Reason Selected by Compensation Committee
Adjusted OIBDAR
●Operating income before it is reduced by depreciation and amortization
●Excludes merger and integration expense, pension (income) expense, share-based compensation, restructuring  charges and the annual rent payment due under the lease with CS&L
●Adjusted OIBDAR is a Non-GAAP measure

●Is the key indicator of profitability that ensures Windstream’s ability to generate sustainable cash flows over a long period of time
●Is one of the principal measures used by Windstream to communicate its financial performance in its quarterly earnings releases

Total service revenue	●GAAP measure included in our audited financial statements	●Is a strong indicator of the Company’s performance year-over-year and overall financial condition ●Places emphasis on higher margin revenues, by excluding product sales
Business unit contribution margin	●Business unit contribution margin is a Non-GAAP measure	●Is the key indicator of profitability for a specific business unit ●Places emphasis on margin growth

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Under the short-term incentive plan, executive officers are eligible to receive payments in proportion to Windstream’s achievement of certain levels of each performance measure set at minimum (or threshold), target and maximum levels. The Compensation Committee sets each performance goal at levels it believes to be difficult but achievable and designed to drive results. No payout is made if performance is below the threshold levels, and performance between threshold, target and maximum levels results in prorated payouts.

The table below sets forth the 2015 performance goal levels for Messrs. Thomas, Gunderman, Fletcher, and Eichler:

		Performance Goal Levels
		(dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum
Adjusted OIBDAR	50%	$1.892	$1.951 – $1.966	$2.010
Total Service Revenue	50%	$5.391	$5.502 – $5.565	$5.613

The table below sets forth the 2015 performance goal levels for Mr. Works:

		Performance Goal Levels
		(dollars in billions)
Performance Measure	Component of Total Award	Threshold	Target	Maximum
Adjusted OIBDAR	25%	$1.892	$1.951 – $1.966	$2.010
Enterprise Contribution Margin	75%	$0.259	$0.279	$0.299

2015 Actual Results. Windstream’s actual Adjusted OIBDAR for 2015, including the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations, was $2.047 billion, which would have produced a 200% (or maximum) achievement level against the target performance goal. Actual Total Service Revenue for 2015 was $5.599 billion, which would have produced a 200% (or maximum) achievement level against the target performance goal. However, the Compensation Committee adjusted final results for Adjusted OIBDAR and Actual Total Service Revenue to eliminate un-forecasted CAF Phase II proceeds, which reduced achievement from 200% to 100% for all NEOs except Mr. Works, and from 121% for Mr. Works, to 96%. Enterprise Contribution Margin for 2015 was $0.277 billion, which reflected an approximate 95% achievement level against the target performance goal, and was not adjusted for CAF Phase II as the program did not impact Enterprise Contribution Margin. The overall achievement level calculated based on the 2015 financial results (as adjusted for CAF Phase II) was approximately 100% for Messrs. Thomas, Gunderman, Fletcher and Eichler, and approximately 96% for Mr. Works. Mr. Redmond was not employed by Windstream at the end of 2015 and did not receive a payout under the short-term incentive plan.

The following table shows the target payouts and actual payouts (in each case, expressed as a percentage of base salary) for each NEO under the short-term incentive plan for 2015:

Named Executive Officer	Target Payout Percentage	Actual Payout Percentage
Tony Thomas	125%	125%
Robert E. Gunderman	80%	80%
John P. Fletcher	80%	80%
J. David Works, Jr.	80%	77%
John C. Eichler	40%	40%
David M. Redmond	80%	0%

The Compensation Committee set the target payout percentages for the NEOs at the beginning of the fiscal year based on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile. The Committee set Mr. Thomas’ level above the other NEOs given his position and ability in that role to affect stockholder value relative to other NEOs.

Long-Term Equity-Based Incentive Awards. Windstream maintains an equity-based compensation program to provide long-term incentives to executive officers, to better align the interests of executives with stockholders and to provide a retention incentive. The equity-based compensation program also furthers the Compensation Committee’s goal to make a substantial portion of executive officers’ total direct compensation at-risk.

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Each year NEOs receive a portion of their total direct annual compensation in the form of long-term equity-based incentive compensation. All Windstream equity compensation awards are issued as either time-based restricted stock or performance-based restricted stock units (PBRSUs) under the Windstream Amended and Restated 2006 Equity Incentive Plan (“Equity Plan”). Windstream has not issued any stock options or other forms of equity compensation to its directors, executive officers or other employees. PBRSUs are eligible for deduction for tax purposes under Section 162(m) of the Internal Revenue Code. The table below provides more details regarding the time-based restricted stock and PBRSUs granted in 2015:

Percentage of Total
LTI Awards
Stock Award	in 2015	Vesting	Dividend Treatment
Time-Based Restricted Stock	●50% for all NEOs (other than Mr. Eichler) ●100% for Mr. Eichler	●Vest ratably over three years subject to continuous employment by Windstream through March 1, 2018	●Executive officers have the right to receive any cash dividends paid with respect to the restricted shares during the vesting period
Performance-Based Restricted Stock Units	●50% for all NEOs (other than Mr. Eichler) ●0% for Mr. Eichler
●Vest ratably over a three-year period with each year set as a separate performance period
●Performance measures set each year
●Vest only if the performance thresholds are met and the executive is still employed on the date of vesting
●Dividends are accrued and paid out only when and if the performance conditions are satisfied

The Windstream Board of Directors delegated responsibility for administration of the Equity Plan, including the authority to approve awards, to the Compensation Committee. It is the Compensation Committee’s policy to review and approve all annual equity compensation awards to directors, executive officers, and all other eligible employees at its first regularly scheduled meeting of each year, which typically occurs each February. In determining the number of shares of restricted stock or performance-based restricted stock to award to any individual under the Equity Plan, the Compensation Committee divides the approved grant value for such individual by the closing stock price of Windstream Common Stock on the date that the Compensation Committee approves the award (rounded down to the nearest whole share). Typically, the Compensation Committee does not approve awards of equity compensation through the adoption of a unanimous written consent in lieu of a meeting.

In the first quarter of 2015, the Compensation Committee approved the amounts and types of equity-based compensation awards described below to the NEOs. As with other elements of compensation, the Compensation Committee based individual equity-based incentive awards on such individual’s contributions to Windstream and the market level of compensation for such position without benchmarking against a specific percentile.

		2015 Grants of Performance-Based
		Restricted Stock Units
				Total Amount,
	2015 Grants of			Including Possible
	Time-Based			Overachievement
Named Executive Officer	Restricted Stock ($)	Threshold ($)	Target ($)	($)
Tony Thomas	1,249,996	624,998	1,249,996	1,874,994
Robert E. Gunderman	449,993	224,997	449,993	674,990
John P. Fletcher	599,994	299,997	599,994	899,991
J. David Works, Jr.	449,993	224,997	449,993	674,990
John C. Eichler	259,999	—	—	—
David M. Redmond (1)	324,990	162,495	324,990	487,485

(1)	As a result of Mr. Redmond’s resignation in 2015, all of his equity awards lapsed.

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The Compensation Committee sets the performance measures for PBRSUs each year during the three-year vesting period. It is the Compensation Committee’s goal to set such amounts at levels that it believes are difficult but achievable and designed to drive results. For 2015, the Committee selected Adjusted OIBDAR as the baseline performance measure and included an overachievement measure (the “Overachievement Measure”) based on Windstream total stockholder return. The reasons the Compensation Committee selected Adjusted OIBDAR are outlined above in the section titled “Short-Term Cash Incentive Payments.” The Compensation Committee selected total stockholder return for the Overachievement Measure because it is an objective metric that the Committee believes will further align compensation opportunity of our NEOs to stockholder interests.

The target Adjusted OIBDAR metric for the 2015 performance period was set at $1.951 billion and the threshold was set at $1.809 billion. No shares are awarded under these grants if actual Adjusted OIBDAR is less than the threshold and no additional amounts are awarded if actual Adjusted OIBDAR exceeds the target.

Overachievement Measure. For the Overachievement Measure, each NEO is entitled to receive an additional number of shares up to 50% of his target payout amount if (1) Windstream achieves the Total Stockholder Return goal (as described below) over the three-year vesting period of the PBRSUs, and (2) at least the minimum threshold of the Adjusted OIBDAR goal is met in each of the three fiscal performance periods covered by the vesting schedule. If Windstream fails to achieve the minimum of the Adjusted OIBDAR goal with respect to any of the 2015, 2016, and 2017 performance periods, the additional payout opportunity will be reduced proportionately. The Total Stockholder Return goal is measured by comparing Windstream total stockholder return against the cumulative total return of the S&P Midcap 400 index. The Compensation Committee chose the broader S&P 400 Midcap index over the S&P telecom index because the telecom index is comprised of only five (5) companies, including AT&T and Verizon, which are not impacted by the same issues and environment given their larger size and their focus on wireless businesses. Pursuant to the Overachievement Measure, up to an additional 50% of shares will be issued if Windstream total stockholder return is between the 50-75th percentile of the S&P Midcap 400.

2015 Performance Period Actual Results. Actual Adjusted OIBDAR for fiscal 2015 (as adjusted to eliminate un-forecasted CAF Phase II proceeds) was $1.951 billion, which reflected a 100% achievement level against the target performance goal. As such, PBRSUs for the 2015 performance period (specifically, the 2013, 2014 and 2015 grants) vested at 100% in accordance with their terms.

Effect of CS&L Spin-off on Outstanding Equity Awards. We completed the spin-off of CS&L on April 24, 2015. Effective with the spin-off, equitable adjustments were made with respect to outstanding equity awards related to Windstream common stock. All such awards were adjusted into two separate awards, one relating to Windstream common stock and one relating to CS&L common stock. The adjustment was made such that the number of shares related to the award covering CS&L common stock was equal to the number of shares of CS&L common stock that the award holder would have received in the spin-off had the outstanding award represented outstanding shares of Windstream common stock on the date of the spin-off. As a result, employees of Windstream hold restricted shares of common stock of both Windstream and CS&L and restricted stock units covering both Windstream and CS&L common stock, with the awards covering CS&L common stock being subject to the same service- and performance-based vesting conditions that apply to the Windstream awards to which they are attributable.

Employment Agreements, Severance Arrangements and Change-in-Control Agreements

President & CEO. Windstream entered into an employment agreement with Tony Thomas on December 11, 2014 in connection with his appointment as President & Chief Executive Officer. The employment agreement provides that Mr. Thomas will be employed from December 11, 2014 to December 31, 2019, subject to annual renewals thereafter. During the term of his employment, Mr. Thomas’s annual base salary will be not less than $1,000,000 and his target annual bonus opportunity, commencing with the 2015 fiscal year, will not be less than 125% of his base salary. Under the terms of the agreement, Mr. Thomas received a time-based restricted share award with a grant date value of $1,000,000, which award will vest in full on the third anniversary of the date of grant. Additionally, Mr. Thomas is eligible to participate in equity incentive, employee benefits and perquisite programs and arrangements that are no less favorable than those provided to other senior executives of Windstream. The agreement also contains change-

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in-control provisions that if Mr. Thomas’s employment is terminated without “Cause” (as defined in the employment agreement) or Mr. Thomas terminates his employment for “Good Reason” (as defined in the employment agreement), then Windstream will pay to Mr. Thomas, in a lump sum, the following amounts:

●	his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid, and
●	three times his annual base salary.

If Mr. Thomas’s employment terminates for any other reason, then the employment agreement will terminate without further obligation to Mr. Thomas other than the obligation to pay his annual base salary through the date of termination and any other vested benefits. Upon termination of employment, Mr. Thomas is prohibited under the agreement from soliciting employees or customers of or competing against Windstream for a two-year period, pursuant to a recent amendment to his Employment Agreement, entered into in February 2016, and is subject to confidentiality and non-disparagement restrictions. The recent amendment extended the non-competition period from one to two years and reflects the importance of Mr. Thomas’s position as President & CEO of Windstream. Moreover, Mr. Thomas is required to sign a waiver and release of all claims against Windstream and its affiliates prior to receiving severance benefits under the Employment Agreement.

Severance Arrangements. As part of his offer letter with Windstream, Mr. Works is eligible to receive severance benefits of one times his salary and target bonus if his employment is terminated by Windstream for any reason other than cause or for resignation for good reason (as defined in his change in control agreement) prior to February 1, 2017, the five-year anniversary of his employment date.

Change-In-Control Agreements. Windstream has entered into change-in-control agreements with each named executive officer. The Compensation Committee believes that change-in-control agreements provide protection to our executive officers from the uncertainty associated with a potential change-in-control and are a key element in ensuring that our total compensation package is competitive with the compensation arrangements of other market participants. The change-in-control agreements for our NEOs provide that upon a qualifying separation from service the executive officers will be eligible to receive a cash, lump sum payment equal to a multiple times base salary and target bonus. The multiple is three times for Messrs. Thomas, Fletcher and Works, two times for Mr. Gunderman and one time for Mr. Eichler. Such payments will become payable on a “double-trigger” basis, which means that a change-in-control of Windstream must occur and the officer’s employment with Windstream must be terminated through either a resignation for “good reason” or a termination without “cause” (as those terms are defined in the change-in-control agreement). Pursuant to the terms of the change-in-control agreements, if excise taxes would be imposed upon payments received under the agreements the executive will either receive all of the benefits to which he or she is entitled under the agreement, subject to the excise tax, or have his or her benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit. Refer to the “Potential Payments Upon Termination or Change-in-Control” section for details associated with the change-in-control agreements.

Redmond Separation Agreement. In 2015, Mr. Redmond resigned as President–Consumer & Small Business (“SMB”). In accordance with the Non-Disclosure, Non-Competition, and Non-Interference section of Mr. Redmond’s change-in-control agreement, he was entitled to receive one times his salary and target bonus if he terminated his employment outside of a change in control. Windstream agreed to pay Mr. Redmond $630,000 in monthly installments for twelve months, in exchange for Mr. Redmond’s agreement to comply with the non-disclosure, non-competition, and non-solicitation restrictions. He remains subject to Windstream’s clawback policy. No equity vesting was accelerated in connection with Mr. Redmond’s departure.

Other Compensation

Retirement Plans. Windstream maintains a defined benefit pension plan and a qualified 401(k) defined contribution plan for its executive officers (including the NEOs) and employees. Participation in the pension plan is frozen except for certain bargaining unit employees. No executive officer is eligible for continued accruals. Windstream’s 401(k) plan provides for potential matching employer contributions of up to 4% of a participant’s compensation. The Compensation Committee maintains the 401(k) plan in order to provide employees with an opportunity to save for retirement with pre-tax dollars. The 401(k) plan also allows Windstream to fund its contributions to this plan in a predictable, consistent manner.

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Deferred Compensation Plans. Windstream’s 2007 Deferred Compensation Plan provides a non-qualified deferred compensation plan for its executive officers (including the NEOs) and other key employees. The Compensation Committee adopted this plan as part of its effort to provide a total compensation package that was competitive with the compensation arrangements of other companies. The plan offers participants the ability to defer compensation above the IRS qualified plan limits.

Perquisites/Aircraft Use. Effective February 2015, Mr. Thomas is allowed to utilize Windstream’s corporate aircraft for personal use under a time-sharing arrangement pursuant to which he is obligated to reimburse Windstream for the incremental cost of such use (which primarily includes costs for fuel, maintenance charges allocable to such use and contract-pilot charges, and excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots, and other general charges related to ownership of the aircraft). All other NEOs are permitted limited personal use of Windstream’s corporate aircraft and are allowed to have family members accompany them on business trips on the aircraft, in each case subject to prior approval of Messrs. Thomas or Fletcher. The Compensation Committee monitors the use by Mr. Thomas and all other NEOs to ensure the amount of usage is reasonable. The Compensation Committee believes that personal use of aircraft for Mr. Thomas and all other NEOs is a reasonable benefit in light of the significant demands that are imposed on their schedules as a result of their responsibilities to Windstream.

Stock Ownership/Insider Trading Policies

Windstream’s minimum share ownership guidelines apply to Mr. Thomas and all other NEOs. The guidelines are described in this Proxy Statement under the heading “Stock Ownership Guidelines.” The guidelines are intended in part to ensure that executive officers retain a sufficient number of shares of Windstream common stock such that they continue to have a material financial interest in Windstream which is aligned with the stockholders. In addition, under Windstream’s insider trading compliance policy, directors and executive officers are prohibited, and employees are discouraged, from engaging in any transaction involving derivative securities intended to hedge the market risk in equity securities of Windstream other than purchases of long call options or the sale of short put options that are not closed prior to their exercise or expiration date. The policy also prohibits the purchase of shares on loan or margin and short sales.

Clawback Policy

Windstream’s clawback policy requires executive officers to repay or forfeit performance-based compensation under certain conditions. Effective January 1, 2013, the policy covers the following types of compensation: annual or short-term incentive compensation, performance-based restricted stock or units, other performance-based compensation, and such other compensation as may be designated by resolution to be subject to the policy. The policy does not cover time-based restricted stock or severance benefits awarded under a change-in-control agreement. Under the policy, each executive officer is required to forfeit or repay covered compensation, to the fullest extent permitted by law, if all of the following conditions are met: (i) Windstream financial statements filed during an executive officer’s employment become subject to a restatement; (ii) the Board determines that fraud caused or significantly contributed to the need for the restatement; (iii) the Board determines that the restatement applies to the covered compensation; and (iv) the Board determines in its sole discretion that it is in the best interests of Windstream and its stockholders for the executive officer to repay the covered compensation. The policy is limited to compensation that is vested or paid based on the achievement of financial results that subsequently become subject to restatement. The Board can determine that a restatement applies to covered compensation if the vesting or payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement, and the amount of compensation that would have been received by the executive officer had the financial results been properly reported, after giving effect to the restatement, would have been lower than the amount actually received. Each executive officer is required to sign an agreement that he or she has received, read and understood the policy. In addition, the policy provides that repayment and forfeiture remedies are not the exclusive remedies and that Windstream may pursue every other right or remedy at law or in equity available.

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COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

This report provides information concerning the Compensation Committee of Windstream Holdings, Inc.’s Board of Directors. The Compensation Committee’s Charter is available on the Investor Relations page of Windstream Holdings, Inc.’s website at www.windstream.com/investors. The Compensation Committee is comprised entirely of independent directors, as defined and required by NASDAQ listing standards.

The Compensation Committee has reviewed the disclosures under the caption “Compensation Discussion and Analysis” contained in Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders and has discussed such disclosures with the management of Windstream Holdings, Inc. Based on such review and discussion, the Compensation Committee recommended to the Windstream Board of Directors that the “Compensation Discussion and Analysis” be included in Windstream Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Windstream Holdings, Inc.’s Proxy Statement on Schedule 14A for the 2016 Annual Meeting of Stockholders for filing with the Securities and Exchange Commission.

The Compensation Committee

Samuel E. Beall, III, Chair
William G. LaPerch
William A. Montgomery
Alan L. Wells

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SUMMARY COMPENSATION TABLE

The following table shows the compensation awarded to, earned by or paid to Windstream’s named executive officers (or “NEOs”) in fiscal year 2015 and, as applicable, in fiscal years 2014 and 2013.

					Change in
					Pension Value
					and Non-Qualified
				Non-Equity	Deferred
			Stock Awards	Incentive Plan	Compensation	All Other
Name and		Salary	($)	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	(1) (2)	($) (3)	($) (4)	($) (5)	($)
Tony Thomas	2015	1,000,000	2,101,546	1,250,000	—	59,571	4,411,117
President & CEO	2014	538,461	2,607,453	127,400	32,319	61,843	3,367,476
	2013	500,000	1,277,576	287,240	—	56,299	2,121,115
Robert E. Gunderman	2015	450,000	691,464	360,000	—	28,595	1,530,059
CFO (6)	2014	289,823	777,110	33,302	—	66,234	1,166,469
John P. Fletcher	2015	515,000	1,180,901	412,000	—	32,363	2,140,264
EVP – CHRO & General	2014	511,538	1,382,453	115,360	—	43,675	2,053,026
Counsel	2013	500,000	1,277,576	287,240	—	52,371	2,117,187
J. David Works, Jr.	2015	465,000	828,682	357,120	—	27,050	1,677,852
President – Enterprise	2014	456,923	807,840	104,160	—	38,398	1,407,321
	2013	430,000	606,749	216,148	—	38,805	1,291,702
John C. Eichler	2015	290,000	345,774	116,000	—	14,842	766,616
Controller (6)	2014	288,846	283,723	32,480	—	16,614	621,663
David M. Redmond	2015	190,961	521,044	__	__	284,246	996,251
Former President –
Consumer & SMB (6)

(1)	The amounts included in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718. The fair value reflects the expected future cash flows of dividends and therefore dividends on unvested shares are not separately disclosed. The amounts in this column for each fiscal year exclude the effect of any estimated forfeitures of such awards. The assumptions used in the calculation of these amounts are included in footnote 9 of our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

As discussed in further detail in footnotes 1–3 and 9 to the Grants of Plan-Based Awards table below, the information provided in the Stock Awards column does not reflect the manner in which the Compensation Committee viewed or determined the equity compensation values for the NEOs. Specifically, under applicable SEC rules, the grant date fair values for the performance-based restricted stock or units is calculated based on the stock price when the target for each performance period is set. As a result, from the standpoint of allocating compensation to a particular fiscal period for purposes of this column, there is a disparity between the value approved by the Compensation Committee and the amounts reported above for each of the periods set forth in the column. For a discussion of the values considered by the Compensation Committee when awarding equity compensation in 2015, see the section titled “Long-Term Equity Based Incentive Awards” in the Compensation Discussion and Analysis.

The grant date fair values of performance-based restricted stock units (PBRSUs) is based upon the probable levels of achievement of the performance goals related to those awards. The resulting number of PBRSUs that vest, if any, depends on whether we achieve the specified level of performance with respect to the performance measures tied to these awards. The grant date fair values of PBRSUs are reported in the table above at the probable payout, which is less than the maximum possible payout. The table below shows the grant date fair values of the PBRSUs granted to each NEO during fiscal year 2015 at the probable payout and the maximum payout that would result if the highest levels of performance goals are achieved.

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	Grant Date Fair Value	Grant Date Fair Value
	of PBRSUs	of PBRSUs
	(Probable Payout)	(Maximum Payout)
Name	($)	($)
Tony Thomas	851,550	1,059,891
Robert E. Gunderman	241,471	316,477
John P. Fletcher	580,907	680,912
J. David Works	378,689	453,695
John C. Eichler	85,775	85,775
David M. Redmond	196,054	250,228

(2)	No options have been awarded by Windstream for any fiscal period.

(3)	These amounts represent payments made under the short-term incentive plan on performance. The 2015 payments were paid on February 26, 2016.

(4)	Pension value for Mr. Thomas decreased $4,617 during 2015. Messrs. Gunderman, Fletcher, Works, Eichler and Redmond do not participate in the Windstream Pension Plan.

(5)	For 2015, the amounts shown in this column are comprised of (i) company matching contributions under the Windstream 401(k) Plan of $9,418 for Mr. Redmond and $10,600 for each of the remaining NEOs, (ii) imputed income for value over $50,000 of life insurance coverage provided by Windstream, (iii) the value of the individual’s personal use of the Company airplane, (iv) healthy rewards program incentives (which are generally available to all employees), and (v) cell phone allowances. The value of an individual’s use of the Company airplane as reported in this column is based on the incremental cost to Windstream of such usage which includes costs for fuel, maintenance charges allocable to such use, and contract-pilot charges but excludes depreciation of the aircraft, general maintenance, compensation of Windstream’s employee pilots and other general charges related to ownership of the aircraft. Also included in these amounts are the following company matching contributions under the Windstream 2007 Deferred Compensation Plan made in 2016, but attributable to service in 2015: Mr. Thomas ($46,034), Mr. Gunderman ($10,078), Mr. Fletcher ($15,407), Mr. Works ($12,882), Mr. Eichler ($2,745) and Mr. Redmond ($0). The amounts do not include matching contributions that were attributable to service in 2014 but made in 2015, as those awards are reported in the “All Other Compensation” column as 2014 compensation, as reported in the “Non-Qualified Deferred Compensation” table below. Also included in these amounts for Mr. Redmond are $262,500 in separation payments and a $11,779 payment for accrued and unused vacation, each paid to Mr. Redmond in connection with his resignation in 2015.

(6)	Mr. Redmond was not an NEO in 2014 or 2013; Messrs. Gunderman and Eichler were not NEOs in 2013.
________________________________________

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GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of plan-based awards, including equity and non-equity incentive plans, made by Windstream during 2015 to the individuals named below. All equity grants made in 2015 were made pursuant to the Amended and Restated 2006 Equity Incentive Plan. All non-equity grants made in 2015 were made pursuant to Windstream’s short-term cash incentive plans described in the section titled “Short-Term Cash Incentive Payments” in the Compensation Discussion and Analysis.

											All Other
											Stock Awards:	Grant Date
											Number	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under Equity						of Shares	of Stock
		Non-Equity Incentive Plan Award			Incentive Plan Awards						of Stock	and Option
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum		or Units	Awards
Name	Date	($)	($)	($)	(#)		(#)		(#)		(#) (7)	($) (9)
Tony Thomas	5/5/15	625,000	1,250,000	2,500,000	19,202	(1)	38,403	(1)	57,605	(4)		416,673
	2/10/15				15,281	(2)	30,562	(2)	—	(5)		269,862
	2/10/15				9,344	(3)	18,688	(3)	—	(6)		165,015
	5/5/15										115,207 (8)	1,249,996
Robert E. Gunderman	5/5/15	180,000	360,000	720,000	6,913	(1)	13,825	(1)	20,738	(4)		150,001
	2/10/15				3,056	(2)	6,112	(2)	—	(5)		53,969
	2/10/15				2,124	(3)	4,247	(3)	—	(6)		37,501
	5/5/15										41,474 (8)	449,993
John P. Fletcher	5/5/15	206,000	412,000	824,000	9,217	(1)	18,433	(1)	27,650	(4)		199,998
	2/10/15				12,225	(2)	24,450	(2)	—	(5)		215,894
	2/10/15				9,344	(3)	18,688	(3)	—	(6)		165,015
	5/5/15										55,299 (8)	599,994
J. David Works, Jr.	5/5/15	186,000	372,000	744,000	6,913	(1)	13,825	(1)	20,738	(4)		150,001
	2/10/15				7,641	(2)	15,281	(2)	—	(5)		134,931
	2/10/15				5,309	(3)	10,618	(3)	—	(6)		93,757
	5/5/15										41,474 (8)	449,993
John C. Eichler	2/10/15	58,000	116,000	232,000	2,649	(2)	5,297	(2)	—	(5)		46,773
	2/10/15				2,209	(3)	4,417	(3)	—	(6)		39,002
	5/5/15										23,963 (8)	259,999
David M. Redmond	5/5/15	140,000	280,000	560,000	4,993	(1)	9,985	(1)	14,978	(4)		108,337
	2/10/15				3,056	(2)	6,112	(2)	—	(5)		53,969
	2/10/15				1,911	(3)	3,822	(3)	—	(6)		33,748
	5/5/15										29,953 (8)	324,990

(1)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (PBRSUs) granted to the NEO in 2015 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDAR amount each year during the three-year vesting period. Pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the first tranche of the total grant of PBRSUs in 2015 (i.e., the portion of the 2015 grant allocated to the 2015 performance period). The aggregate target amount of the first, second and third tranches of the 2015 grant of PBRSUs is referred to herein as the “Total Target Amount.”

(2)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (PBRSUs) granted to the NEO in 2014 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDAR amount each year during the three-year vesting period. As stated above, pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant

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values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the second tranche of the total grant of PBRSUs in 2014 (i.e., the portion of the 2014 grant allocated to the 2015 performance period). These PBRSUs were granted prior to the spin-off of CS&L and will be payable in shares of CS&L common stock and Windstream common stock upon vesting. See “Compensation Discussion and Analysis—Elements of 2015 Compensation—Effect of CS&L Spin-off on Outstanding Equity Awards” for additional information. See also the Outstanding Equity Awards at Fiscal Year-End table for the number of shares of CS&L common stock, in addition to Windstream common stock, that may be payable upon vesting for each of these PBRSU awards.

(3)	These amounts represent one-third (1/3) of the threshold and target amounts of an award of performance-based restricted stock units (PBRSUs) granted to the NEO in 2013 that vest ratably over a three-year period with each year set as a separate performance period. The Compensation Committee sets the threshold and target Adjusted OIBDAR amount each year during the three-year vesting period. As stated above, pursuant to SEC rules and applicable accounting rules, because the Compensation Committee sets the annual performance targets at the start of each respective performance period, only the grant date fair value of the portion of the grant subject to a particular performance period is reported in this table, which results in a disparity between the annual grant values approved by the Compensation Committee and the amounts reported above. Accordingly, these amounts represent only the third tranche of the total grant of PBRSUs in 2013 (i.e., the portion of the 2013 grant allocated to the 2015 performance period). These PBRSUs were granted prior to the spin-off of CS&L and will be payable in shares of CS&L common stock and Windstream common stock upon vesting. See “Compensation Discussion and Analysis—Elements of 2015 Compensation—Effect of CS&L Spin-off on Outstanding Equity Awards” for additional information. See also the Outstanding Equity Awards at Fiscal Year-End table for the number of shares of CS&L common stock, in addition to Windstream common stock, that may be payable upon vesting for each of these PBRSU awards.

(4)	While no additional amounts are awarded if actual Adjusted OIBDAR exceeds the target performance goal, these amounts equal the sum of the target amount of the first tranche of the 2015 grant of PBRSUs plus one-third (1/3) of the 2015 Overachievement Amount (as defined below). Pursuant to the 2015 grant of PBRSUs, each NEO is entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his Total Target Amount (the “2015 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeds 75% of the S&P 400 Midcap during the vesting period, and (ii) at least the minimum threshold of the Adjusted OIBDAR goal is met in each of the three fiscal performance periods covered by the three-year vesting period. If Windstream fails to achieve the threshold of the Adjusted OIBDAR goal with respect to any of the 2015, 2016 or 2017 performance periods, the additional payout opportunity will be reduced proportionately.

(5)	No additional amounts are awarded if actual Adjusted OIBDAR exceeds the target performance goal. Pursuant to the 2014 grant of PBRSUs, however, each NEO would have been entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his target amount of PBRSUs granted in 2014 (the “2014 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeded 75% of the S&P 500 during the vesting period, and (ii) at least the minimum threshold of the Adjusted OIBDAR goal was met in each of the three fiscal performance periods covered by the three-year vesting period. However, because the minimum threshold of the Adjusted OIBDAR goal for the 2014 performance period was not met, the 2014 Overachievement Amount lapsed.

(6)	No additional amounts are awarded if actual Adjusted OIBDAR exceeds the target performance goal. Pursuant to the 2013 grant of PBRSUs, however, each NEO would have been entitled to receive an additional number of shares following completion of the three-year vesting period equal to 50% of his target amount of PBRSUs granted in 2013 (the “2013 Overachievement Amount”) if (i) Windstream’s total stockholder return exceeded 75% of the S&P 500 during the vesting period, and (ii) at least the minimum threshold of the Adjusted OIBDAR goal was met in each of the three fiscal performance periods covered by the three-year vesting period. However, because the minimum threshold of the Adjusted OIBDAR goal for the 2014 performance period was not met, the 2013 Overachievement Amount lapsed.

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(7)	No options have been awarded by Windstream for fiscal years 2015, 2014 and 2013 to any of the NEOs.

(8)	Represents restricted stock granted to the NEO that will vest ratably in one-third (1/3) annual increments subject to continuous employment through March 1, 2018, except that Mr. Redmond’s award lapsed upon his resignation in 2015.

(9)	Represents the grant date fair value calculated in accordance with applicable standards for financial statement reporting purposes in accordance with FASB ASC Topic 718. The grant date fair values for the time-vesting restricted stock is determined on the closing stock price of Windstream common stock on the date of grant. The grant date fair values of the performance-based equity awards are based on the stock price of Windstream common stock on the date of the grant, which is considered the date the performance targets were set.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

We completed the spin-off of CS&L on April 24, 2015. Effective with the spin-off, equitable adjustments were made with respect to outstanding equity awards related to Windstream common stock. All such awards were adjusted into two separate awards, one relating to Windstream common stock and one relating to CS&L common stock. The adjustment was made such that the number of shares related to the award covering CS&L common stock was equal to the number of shares of CS&L common stock that the award holder would have received in the spin-off had the outstanding award represented outstanding shares of Windstream common stock on the date of the spin-off. As a result, employees of Windstream hold restricted shares of common stock of both Windstream and CS&L and restricted stock units covering both Windstream and CS&L common stock, with the awards covering CS&L common stock being subject to the same service- and performance-based vesting conditions that apply to the Windstream awards to which they are attributable.

The following tables show information regarding outstanding Windstream and CS&L equity awards under the Windstream equity incentive plans held by the individuals named below as of December 31, 2015.

Stock Awards (1)
	Time-Based Vesting			Performance-Based
	Restricted Stock			Vesting Restricted Stock or Units
						Equity Incentive Plan
				Equity Incentive Plan		Awards: Market or Payout
			Market Value of	Awards: Number of		Value of Unearned
	Number of Shares or		Shares or Units of	Unearned Shares, Units or		Shares, Units or Other
	Units of Stock That		Stock That Have Not	Other Rights That Have Not		Rights That Have Not
Name	Have Not Vested (#)		Vested ($) (2)	Vested (#)		Vested ($) (2)
Tony Thomas
Payable in WIN stock	3,115	(7)	20,061
	43,497	(8)	280,121	3,115	(3)	20,061
	43,496	(9)	280,114	43,497	(4)	280,121
	19,313	(10)	124,376	43,496	(5)	280,114
	38,402	(11)	247,309	96,006	(6)	618,279
WIN Totals	147,823		951,981	186,114		1,198,575

Payable in CS&L stock	3,737	(7)	69,845
	6,112	(8)	114,233	3,738	(3)	69,863
	6,112	(9)	114,233	6,112	(4)	114,233
	23,174	(10)	433,122	6,113	(5)	114,252
CS&L Totals	39,135		731,433	15,963		298,348
Combined Total	186,958		1,683,414	202,077		1,496,923
Robert E. Gunderman	708	(7)	4,560
Payable in WIN stock	14,844	(8)	95,595	708	(3)	4,560
	14,844	(9)	95,595	14,844	(4)	95,595
	9,657	(10)	62,191	14,844	(5)	95,595
	13,824	(11)	89,027	34,561	(6)	222,573
WIN Totals	53,877		346,968	64,957		418,323

Payable in CS&L stock	849	(7)	15,868
	1,222	(8)	22,839	849	(3)	15,868
	1,222	(9)	22,839	1,222	(4)	22,839
CS&L Totals	11,587	(10)	216,561	1,223	(5)	22,858
	14,880		278,107	3,294		61,565
Combined Total	68,757		625,075	68,251		479,888

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Stock Awards (1)
	Time-Based Vesting			Performance-Based
	Restricted Stock			Vesting Restricted Stock or Units
						Equity Incentive Plan
				Equity Incentive Plan		Awards: Market or Payout
			Market Value of	Awards: Number of		Value of Unearned
	Number of Shares or		Shares or Units of	Unearned Shares, Units or		Shares, Units or Other
	Units of Stock That		Stock That Have Not	Other Rights That Have Not		Rights That Have Not
Name	Have Not Vested (#)		Vested ($) (2)	Vested (#)		Vested ($) (2)
John P. Fletcher
Payable in WIN stock	3,115	(7)	20,061	3,115	(3)	20,061
	22,508	(8)	144,952	22,508	(4)	144,952
	22,508	(9)	144,952	22,508	(5)	144,952
	18,433	(11)	118,709	46,083	(6)	296,775
WIN Totals	66,564		428,674	94,214		606,740

Payable in CS&L stock	3,737	(7)	69,845	3,738	(3)	69,863
	4,889	(8)	91,375	4,890	(4)	91,394
	4,890	(9)	91,394	4,890	(5)	91,394
CS&L Totals	13,516		252,614	13,518		252,651
Combined Total	80,080		681,288	107,732		859,391
J. David Works, Jr.
Payable in WIN stock	1,770	(7)	11,399	1,770	(3)	11,399
	16,372	(8)	105,436	16,372	(4)	105,436
	16,372	(9)	105,436	16,372	(5)	105,436
	13,824	(11)	89,027	34,561	(6)	222,573
WIN Totals	48,338		311,298	69,075		444,844

Payable in CS&L stock	2,123	(7)	39,679	2,124	(3)	39,698
	3,056	(8)	57,117	3,056	(4)	57,117
	3,056	(9)	57,117	3,056	(5)	57,117
CS&L Totals	8,235		153,913	8,236		153,932
Combined Total	56,573		465,211	77,311		598,776
John C. Eichler
Payable in WIN stock	737	(7)	4,746
	8,871	(8)	57,129	737	(3)	4,746
	8,871	(9)	57,129	883	(4)	5,687
	7,987	(11)	51,436	883	(5)	5,687
WIN Totals	26,466		170,440	2,503		16,120

Payable in CS&L stock	883	(7)	16,503	883	(3)	16,503
	1,059	(8)	19,793	1,059	(4)	19,793
	1,059	(9)	19,793	1,060	(5)	19,811
CS&L Totals	3,001		56,089	3,002		56,107
Combined Total	29,467		226,529	5,505		72,227
David M. Redmond	—		—	—		—

(1)	There are no outstanding awards of stock options for any NEO of Windstream.

(2)	Market values calculated using the closing prices of Windstream and CS&L common stock on December 31, 2015, which were $6.44 and $18.69, respectively.

(3)	100% of the performance-based shares vested on February 15, 2016, based on achievement of performance objectives set by the Compensation Committee for fiscal 2015.

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(4)	100% of the performance-based shares vested on March 1, 2016, based on achievement of performance objectives set by the Compensation Committee for fiscal 2015.

(5)	Performance-based shares will vest March 1, 2017, if at all, based on achievement of performance objectives set by the Compensation Committee for fiscal 2016.

(6)	Performance-based shares will vest March 1, 2018, if at all, based on achievement of performance objectives set by the Compensation Committee for fiscal 2017, which have not yet been established by the Compensation Committee. Also includes overachievement shares related to the 2015 grant of PBRSUs as noted in footnote 4 of the “Grants of Plan-Based Awards” table.

(7)	Shares vested in full on February 15, 2016.

(8)	Shares vested in full on March 1, 2016.

(9)	Shares scheduled to vest in full on March 1, 2017.

(10)	Shares scheduled to vest in full on December 19, 2017.

(11)	Shares scheduled to vest in full March 1, 2018.
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OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding the exercise or vesting of equity-based awards of Windstream during 2015 by the individuals named below. All awards that vested during 2015 occurred prior to the spin-off of CS&L and were paid solely in Windstream common stock. While awards outstanding at the time of the CS&L spin-off are payable in shares of Windstream common stock and shares of CS&L common stock, no awards vested during 2015 following the spin-off.

	Stock Awards (1)
	Number of Shares		Value Realized
	Acquired on Vesting		on Vesting
Name	(#)		($)
Tony Thomas	27,530	(2)	246,118
	30,563	(3)	241,142
Robert E. Gunderman	8,936	(2)	79,888
	6,113	(3)	48,232
John P. Fletcher	27,530	(2)	246,118
	24,450	(3)	192,911
J. David Works, Jr.	28,034	(2)	250,624
	15,281	(3)	120,567
John C. Eichler	7,230	(2)	64,636
	5,298	(3)	41,801
David M. Redmond	6,502	(2)	58,128
	6,113	(3)	48,232

(1)	Windstream does not grant stock options and therefore had no option exercises by any NEO in 2015.

(2)	Shares vested on February 15, 2015 with a closing price of $8.94.

(3)	Shares vested on March 1, 2015 with a closing price of $7.89.
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PENSION BENEFITS

The following table shows certain information regarding benefits under the Windstream Pension Plan and Benefit Restoration Plan as of December 31, 2015 for Mr. Thomas. No other current or former NEOs have benefits under the Windstream Pension Plan or the Benefit Restoration Plan.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)
Tony Thomas	Pension Plan	7	108,889	—
	Benefit Restoration Plan	—	9,295	—

(1)	Number of years credited service recognizes prior service under the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan.

(2)	The present value of accumulated benefits includes the present value of the benefits transferred from the Alltel Corporation Pension Plan and the Alltel Corporation Benefit Restoration Plan assumed by Windstream at the time it spun off from Alltel in 2006. The present value of accumulated benefits was calculated based on retirement at age 60 with 20 years of credited service, current compensation as of December 31, 2015, no pre-retirement decrements, the RP-2014 generational projection table using scale MP-2014, and a 4.55% discount rate, which is the same rate used for preparing Windstream’s consolidated financial statements.
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Windstream Pension Plan. Windstream maintains the Windstream Pension Plan (“Pension Plan”), which is a tax-qualified defined benefit plan. The Pension Plan generally covers salaried and non-salaried employees of Windstream and those subsidiary companies that have adopted the Pension Plan. Accruals are frozen for non-bargaining employees. No NEOs are eligible for continuing accruals under the Pension Plan as of the end of 2015.

The Pension Plan’s accrued benefit is payable in the form of a monthly life annuity following normal retirement at age 65 (or, if later, at five years of service or at the fifth anniversary of participation). The accrued benefit is also payable in a monthly life annuity following early retirement at or after age 55 with at least 20 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 60) or at or after age 60 with 15 years of service (with reduction in the life annuity of 0.25% for each month that commencement precedes age 65 for a participant whose benefit commences before age 62). As of the end of 2015, no NEOs satisfied the foregoing age and service requirements to commence receipt of an early retirement benefit under the Pension Plan.

For deferred vested participants (i.e. those who terminate employment before early retirement), the accrued benefit is payable in a monthly life annuity beginning at normal retirement age. If a deferred vested participant has 15 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 60 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65), and, if the deferred vested participant has at least 20 years of service, the accrued benefit is also payable in a monthly life annuity beginning as early as age 55 (with reduction in the life annuity of 0.50% for each month commencement precedes age 65).

For a participant eligible for normal retirement or early retirement, payment is also available in actuarial equivalent joint and surviving spouse annuities, which provide a reduced monthly amount for the participant’s life with the surviving spouse receiving 50%, 75% or 100%, as elected, of the reduced monthly amount, or in an actuarial equivalent 10-year certain-and life annuity, which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 years of benefit commencement, with payments to a designated beneficiary for the remainder of the 10-year certain period. For a married deferred vested participant, payment is also available in the form of an actuarial equivalent joint and 50% or 75% surviving spouse annuity, as elected. If a vested participant dies before benefit commencement, an annuity generally is payable to the participant’s surviving spouse in an amount based on the joint and 50% surviving spouse annuity that would have been payable to the participant beginning on the later of when the participant died or would have been eligible to commence a benefit.

Under the Pension Plan, post-January 1, 1988 through December 31, 2005 service (December 31, 2010 service for employees who had attained age 40 with two years of vesting service as of December 31, 2005) is credited at 1% of compensation, including salary, bonus and other non-equity incentive compensation, plus 0.4% of that part of the participant’s compensation in excess of the Social Security taxable wage base for such year. Service prior to 1988, if any, is credited on the basis of a percentage of the participant’s highest consecutive five-year average annual

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salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by 0.05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year. In addition, participants receive an additional credit of 0.25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years of credit, plus an amount equal to 0.4% of the amount by which the participant’s pre-1988 career average annual base salary (three highest years) exceeds his or her Social Security covered compensation, multiplied by his years of pre-1988 credited service.

Windstream Benefit Restoration Plan. The Windstream Benefit Restoration Plan (“BRP”) contains an unfunded, unsecured pension benefit for a group of highly compensated employees whose benefits are reduced due to the IRS compensation limits for qualified plans. This plan was established by Alltel and assumed by Windstream at the time it spun-off from Alltel in 2006. Accruals are frozen for employees. No NEOs continued to be eligible for accruals in the pension benefit of the BRP as of the end of 2010. The pension benefit under the BRP is calculated as the excess, if any, of (x) the participant’s Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65) without regard to the IRS compensation limit ($265,000 for 2015) over (y) the participant’s regular Pension Plan benefit (on a single life-annuity basis payable commencing on the later of the participant’s retirement date or age 65 regardless of the actual form or timing of payment). If the participant has not attained age 65 on the date his benefit is scheduled to commence, the BRP benefit is reduced to the extent as the Pension Plan benefit would have been reduced based on reduction factors as in effect on December 31, 2007. For purposes of the preceding calculations, compensation has the same meaning provided in the foregoing description of the Pension Plan. The payment of a participant’s retirement benefit under the BRP shall commence as of the first day of the first month following the later of (i) his 60th birthday or (ii) the six-month anniversary of the participant’s separation from service. Benefits are paid over the life of the participant if the participant is alive when benefits commence or over the life of the spouse if the benefit is paid as a pre-retirement death benefit. The benefit will be paid in one lump sum payment if the actuarial present value is less than $30,000. To the extent permitted by the IRC Section 409A, the Benefits Committee, comprised of the President & CEO, Chief Financial Officer, Chief Human Resources Officer and Director-Benefits, authorized by the Board of Directors to manage the operation and administration of all employee benefit plans, including non-qualified plans, may direct that the benefit be paid in an alternative form provided that it is the actuarial equivalent of the normal form of benefit so that the BRP benefit is paid in the same form as the Pension Plan benefit. None of the NEOs were yet eligible to commence their benefit under the BRP as of the end of 2015.

Non-Qualified Deferred Compensation

The Windstream 2007 Deferred Compensation Plan (the “2007 Plan”) is a non-qualified deferred compensation plan offered to executive officers and other key employees. Participants may defer up to 25% of base salary and 50% of bonus. The 2007 Plan also allows Windstream to make discretionary contributions to the 2007 Plan to replace contributions that Windstream is limited from making to its 401(k) qualified plan as a result of limits imposed by the Internal Revenue Code. These discretionary contributions equal the amount that could have been credited to the executive officers as a matching contribution under Windstream’s 401(k) plan had compensation not been limited under the 401(k) plan by the Internal Revenue Code, plus the amount, if any, by which the executive officer’s matching contribution under the Windstream 401(k) plan is reduced due to the executive officer’s contributions to the 2007 Plan. Participant accounts are credited with earnings based on a portfolio of investment funds. Payments are made under the 2007 Plan in cash at certain future dates as specified by the participants or upon separation of service.

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NON-QUALIFIED DEFERRED COMPENSATION

					Aggregate
	Executive	Windstream	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings	Withdrawals/	12/31/2015
Name	in 2015 ($)	in 2015 ($) (1)	in 2015 ($) (2)	Distributions ($)	($) (3)(4)
Tony Thomas	200,000	22,628	(1,434)	—	424,850
Robert E. Gunderman	1,665	5,727	(45)	—	84,720
John P. Fletcher	—	21,551	337	—	202,105
J. David Works, Jr.	—	16,523	32	—	34,392
John C. Eichler	—	4,428	5,470	—	541,458
David M. Redmond	—	4,356	5	—	5,612

(1)	These amounts reflect matching contributions made in 2015, although attributable to service in 2014, and are included in the “All Other Compensation” column of the Summary Compensation Table as 2014 compensation. These amounts do not include contributions made in 2016 that are attributable to service in 2015, which are included in the “All Other Compensation” column of the Summary Compensation Table as 2015 compensation. The amounts of company-matching contributions attributable to service in 2015 are set forth in footnote 5 to the Summary Compensation Table.

(2)	There were no “above-market earnings” for 2015 and therefore none of these amounts were included in the Summary Compensation Table.

(3)	Balances are paid following termination or upon a date chosen by participant, subject to compliance with Section 409A of the Internal Revenue Code.

(4)	All amounts contributed by an NEO and Windstream in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was an NEO for purposes of the SEC’s executive compensation disclosure.
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Death or Disability

Windstream would have been obligated to provide each of the named executive officers (or his beneficiary) with the following estimated payments in the event he died or became “disabled” (as defined below) while employed with Windstream on December 31, 2015. Mr. Redmond is not included because, as a result of his resignation during 2015, neither he nor his beneficiaries were entitled to death or disability benefits on December 31, 2015.

		Accelerated
		Vesting of
	Accelerated Vesting	Annual
	of Restricted	Incentive	Total for
	Shares	Compensation	Death or Disability
Name	($) (1)	($) (2)	($)
Tony Thomas	2,809,367	1,250,000	4,059,367
Robert E. Gunderman	971,417	360,000	1,331,417
John P. Fletcher	1,362,613	412,000	1,774,613
J. David Works, Jr.	930,441	357,120	1,287,561
John C. Eichler	298,756	116,000	414,756

(1)	The value of the accelerated vesting of restricted shares of Windstream and CS&L is based on the closing prices of Windstream and CS&L common stock on December 31, 2015, which were $6.44 and $18.69, respectively.

(2)	These amounts reflect actual 2015 payouts, which are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Accelerated Vesting of Restricted Shares. In the event that an NEO listed above died or became permanently disabled (as determined by the Compensation Committee in its sole discretion) while employed with Windstream, then his or her unvested Windstream and CS&L restricted stock or performance-based restricted stock or units would immediately vest in full.

Performance Incentive Compensation Plan. During 2015, each of the NEOs listed above participated in the Performance Incentive Compensation Plan, which is an annual bonus plan. If an executive either died or became “disabled” during the year, then his 2015 annual bonus under the Performance Incentive Compensation Plan would have been pro-rated on the basis of the ratio of the number of days of participation during the plan year to the number of days during the plan year and paid by Windstream in a lump sum following the end of the year. For this purpose, the term “disability” means incapacity resulting in the executive being unable to engage in gainful employment at his usual occupation by reason of any medically demonstrable physical or mental condition, excluding, incapacity resulting from a felonious enterprise; chronic alcoholism or addiction to drugs or abuse; and self-inflicted injury or illness.

Potential Payments Upon Termination or Change-in-Control

Windstream has entered into certain agreements and maintains certain plans and arrangements that require Windstream or its successors to pay or provide certain compensation and benefits to its named executive officers in the event of certain terminations of employment or a change-in-control of Windstream. The estimated amount of compensation and benefits payable or provided to each NEO in each situation is summarized below, assuming that the triggering event occurred on the last day of the 2015 fiscal year. With respect to Mr. Redmond, the actual amounts of compensation and benefits paid to him in connection with his termination of employment in 2015 is disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The actual amounts that would be paid to each NEO upon certain terminations of employment or upon a change-in-control can only be determined at the time the actual triggering event occurs. The estimated amounts of compensation and benefits described below are in addition to the benefits to which the NEOs would be entitled to receive upon termination of employment generally under the retirement plans and programs described in the sections above titled “Pension Benefits” and “Non-Qualified Deferred Compensation.” This section identifies and quantifies the extent to which those retirement benefits are enhanced or accelerated upon the triggering events described below.

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Voluntary Termination Without “Good Reason” or Involuntary Termination For “Cause”. Windstream does not maintain any plans or arrangements that would provide benefits to its NEOs solely as a result of a voluntary termination by an NEO without “good reason” or an involuntary termination by Windstream for “cause” (each as defined under the heading “Voluntary Termination for ‘Good Reason’ or Involuntary Termination without ‘Cause’” immediately below).

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”. Windstream has entered into an Employment Agreement with Mr. Thomas that provides if Windstream or its affiliates terminated Mr. Thomas’s employment without “cause” (as defined below) or if Mr. Thomas terminated his employment with Windstream or its affiliates for “good reason” (as defined below) on December 31, 2015, then Windstream would have been obligated to pay Mr. Thomas, in a lump sum, approximately $3,000,000. This severance benefit under the Employment Agreement equals (i) his annual base salary through the date of termination and any other vested benefits, in each case to the extent not previously paid and (ii) three times his annual base salary.

●	The Employment Agreement provides that upon termination of employment for any reason, Mr. Thomas is prohibited from soliciting employees or customers or competing against Windstream for a two-year period (pursuant to a recent amendment entered into in February 2016 extending the period from one year to two years) and is subject to confidentiality and non-disparagement restrictions. Moreover, he is required to sign a release of all claims against Windstream prior to receiving severance benefits under the agreement.

●	For purposes of the Employment Agreement, the term “cause” generally means (i) the willful failure by Mr. Thomas substantially to perform his duties to Windstream; (ii) a conviction, guilty plea or plea of nolo contendere of Mr. Thomas for any felony; (iii) gross negligence or willful misconduct by Mr. Thomas that is intended to or does result in his substantial personal enrichment or a material detrimental effect on the reputation or business of Windstream or any affiliate; (iv) a material violation by Mr. Thomas of the corporate governance board guidelines and code of ethics of Windstream or any affiliate; (v) a material violation by Mr. Thomas of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by Mr. Thomas that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by Mr. Thomas of any non-solicitation, non-disparagement or confidentiality restrictions.

●	For purposes of the Employment Agreement, the term “good reason” generally means the occurrence, without Mr. Thomas’s express written consent, of any one or more of the following: (i) any action of Windstream or its affiliates that results in a material adverse change in Mr. Thomas’s position (including status, offices, title, and reporting requirements), authorities, duties, or other responsibilities; (ii) a material reduction by Windstream in Mr. Thomas’s compensation; (iii) the failure of the Board of Directors to nominate Mr. Thomas for election or re-election to the Board; or (iv) a material breach by Windstream of any provision of the Employment Agreement. Before Mr. Thomas may resign for “good reason,” Windstream must have an opportunity within 30 days after receipt of notice to cure the “good reason” condition(s). Notwithstanding the foregoing, in no event shall “good reason” occur as a result of the following: (i) a reduction in any component of Mr. Thomas’s compensation if other components of his compensation are increased or a substitute or alternative is provided so that his overall compensation is not materially reduced; (ii) Mr. Thomas does not earn cash bonuses or benefit from equity incentives awarded to him because the performance goals or targets were not achieved; and (iii) the suspension of Mr. Thomas for the period during which the Board of Directors is making a determination whether to terminate him for cause.

Messrs. Fletcher and Works are eligible to receive severance benefits of three times, Mr. Gunderman two times, and Mr. Eichler one time salary and target bonus if their employment is terminated by Windstream without cause or if they resign for good reason. “Cause” and “good reason” are defined in the current form of the Change-in-Control Agreements, as noted below.

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Change-in-Control. Windstream does not maintain any plans or arrangements that would provide benefits to the NEOs solely as a result of a change-in-control (a single trigger).

●	Change-in-Control Agreements. Effective January 1, 2013, Windstream entered into a new form of change-in-control agreement to replace and supersede the prior change-in-control agreement with its executive officers, including the NEOs. The terms of the current form of change-in-control agreement are generally the same as the prior form of change-in-control agreement, except that the new form of change-in-control agreement eliminates the tax gross-up provision applicable under certain circumstances under agreements entered into prior to 2009. The current form of change-in-control agreement does not provide for a gross-up payment to any of Windstream’s NEOs to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 of the Internal Revenue Code. Instead, under the current form of change-in-control agreement, if such excise taxes would be imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

●	Under the current change-in-control agreement, a covered executive would be entitled to certain severance benefits if, during the two-year period following a change-in-control (as defined herein), Windstream terminates the executive’s employment without “cause” (as defined below) or the executive terminates his or her employment with Windstream for “good reason” (as defined herein). In general, the executive officers would be entitled to receive, in a lump sum paid by Windstream or its successor, the following amounts pursuant to the change-in-control agreements:

■	Three times for Messrs. Thomas, Fletcher, and Works, two times for Mr. Gunderman, and one time for Mr. Eichler the sum of the executive’s base salary and target annual incentive compensation (in each case, as in effect on the date of the change-in-control, or if higher, on the date of termination);

■	Pro-rated amount of target annual incentive compensation for the year of termination;
■	A cash equivalent for three years of health care premiums for Messrs. Thomas, Fletcher and Works, two years for Mr. Gunderman, and one year for Mr. Eichler; and
■	Outplacement services with a value of no more than $50,000 for Messrs. Thomas, Fletcher, and Works and $25,000 for Messrs. Gunderman and Eichler.

Terminated executives are prohibited from soliciting employees or customers or competing against Windstream or the acquiring or successor entity for a one-year period and are subject to a confidentiality restriction; provided, however, that Mr. Thomas is subject to a two-year period upon termination. A terminated executive is required to sign a release of all claims against Windstream and the acquiring or successor entity prior to receiving severance benefits under the change-in-control agreement.

The Compensation Committee believes these benefits are consistent with market practice and fit into the overall compensation packages to sufficiently attract and retain talent. Windstream is protected by the non-competition provisions of the arrangements and by having these benefits, senior executives are not discouraged from pursuing the best alternative for long-term value for stockholders, which might include potential change-in-control transactions.

●

Accelerate Vesting of Restricted Shares. All unvested restricted stock or performance-based restricted stock or units held by the NEOs listed above would have become vested if a change-in-control (as defined herein) occurred on December 31, 2015 and Windstream terminated the executive’s employment without “cause” (as defined herein) or the executive terminated his or her employment with Windstream for “good reason” (as defined herein) following such change-in-control.

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●	Definitions. For purposes of the Change-in-Control Agreements and the restricted shares described above for all executive officers, the following terms have the meanings set forth below:
○	“Change-in-control”. A change-in-control generally means any of the following: (i) an acquisition of 50% or more of Windstream’s common stock; (ii) a change in the membership of Windstream’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of more than 50% of Windstream’s assets in which any one of the following is true: Windstream’s pre-transaction stockholders do not hold at least 50% of the combined enterprise; there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in Windstream); or the members of Windstream’s board of directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholders approve a complete liquidation of Windstream.

○	“Cause”. In general a termination is for cause if it is for any of the following reasons: (i) the willful failure by the executive substantially to perform his duties with Windstream; (ii) a conviction, guilty plea or plea of nolo contendere of the executive for any felony; (iii) the willful misconduct by the executive that is demonstratively and materially injurious to Windstream or its affiliates, monetarily or otherwise; (iv) a material violation by the executive of the corporate governance board guidelines and code of ethics of Windstream or any affiliate; (v) a material violation by the executive of the requirements of the Sarbanes-Oxley Act of 2002 or other federal or state securities law, rule or regulation; (vi) the repeated use of alcohol by the executive that materially interferes with his duties, the use of illegal drugs, or a violation of the drug and/or alcohol policies of Windstream or any affiliate; or (vii) a material breach by the executive of any non-solicitation or confidentiality restrictions.

	○	“Good Reason”. In general a termination by the executive is for good reason if it is for any of the following reasons: (i) the assignment to the executive of any duties inconsistent with the executive’s status as an executive officer or a substantial adverse change in the nature or status of the executive’s responsibilities; (ii) a reduction by Windstream in the executive’s annual base salary; (iii) the relocation of the principal executive offices of Windstream by more than 35 miles or Windstream’s requiring the executive to be based anywhere other than its principal executive offices; (iv) the failure by Windstream to pay to the executive any portion of the executive’s current compensation, deferred compensation or business expense reimbursements; (v) the failure by Windstream to continue in effect any compensation plan in which the executive participates unless an equitable alternative arrangement has been made, or the failure by Windstream to continue the executive’s participation in those plans; (vi) the failure by Windstream to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of Windstream’s retirement, welfare and fringe benefit plans; (vii) any purported termination by Windstream of the executive’s employment that is not effected in accordance with the terms of the Change-in-Control Agreement; or (viii) any failure by Windstream to require the successor to assume the agreement.

Qualifying Termination Following Change-in-Control. Each executive officer listed below would have been entitled to the following estimated payments and benefits from Windstream or its successor if a change-in-control (as defined herein) occurred on December 31, 2015 and Windstream terminated the executive’s employment without “cause” (as defined herein) or the executive terminated his or her employment with Windstream for “good reason” (as defined herein) immediately following such change-in-control.

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						Total on a
						Qualifying
			Cash		Accelerated	Termination
			Equivalent		Vesting of	Following a
	Cash	Pro-Rated	for Health Care	Outplacement	Restricted	Change-in-
	Severance	Bonus	Premiums	Services	Shares	Control
Name	($) (1)	($)	($)	($)	($) (2)	($) (3)
Tony Thomas	6,750,000	1,250,000	55,673	50,000	2,809,367	10,915,040
Robert E. Gunderman	1,620,000	360,000	37,548	25,000	971,417	3,013,965
John P. Fletcher	2,781,000	412,000	51,033	50,000	1,362,613	4,656,646
J. David Works, Jr.	2,511,000	372,000	46,487	50,000	930,441	3,909,928
John C. Eichler	406,000	116,000	16,794	25,000	298,756	862,550

(1)	This amount includes the annual incentive compensation for the year of termination, which is reflected in the Grants of Plan-Based Awards table. Actual 2015 payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The value of the accelerated vesting of restricted shares of Windstream and CS&L is based on the closing prices of Windstream and CS&L common stock on December 31, 2015, which were $6.44 and $18.69, respectively.

(3)	None of the NEOs are eligible to receive a tax gross-up payment for the golden parachute excise tax imposed on the change in control severance benefits under Sections 280G and 4999 of the tax code. Instead, each of them would either (i) have his severance benefits reduced to a level such that the golden parachute excise tax would not apply, or (ii) receive all the benefits to which he is entitled and pay the related excise tax, whichever would result in the greater net after-tax benefit to the executive. The amounts reflected above, and for purposes of the calculations, we assumed that the severance benefits would not be reduced.
________________________________________

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PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the Annual Meeting, the Board of Directors is providing stockholders of Windstream the opportunity to vote on the following advisory (non-binding) resolution:

“Resolved, that the compensation paid to Windstream’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our core program consists of base salary, annual cash incentives and long-term equity incentives. As described in the Compensation Discussion and Analysis, our executive compensation philosophy, policies, and practices are designed to:

●	Provide a high correlation between pay and performance;
●	Align management’s interests with the long-term interests of Windstream’s stockholders; and
●	Provide competitive compensation and incentives to attract and retain key executives.

Additionally, the following is a summary of key considerations that stockholders should take into account when assessing our executive compensation program. In 2015, the Company:

executed a focused operational strategy which is driving improved financial results
●	implemented a business segment structure with clear, focused strategies
●	improved financial performance and met financial guidance

allocated capital and returned value to stockholders
●	significantly enhanced its network capabilities by completing key broadband network upgrades to improve our internet service offerings and expanding the carrier network to focus on key growth areas
●	returned a dividend to our shareholders and repurchased 7.5 million shares of our common stock, over 7% of the outstanding shares, which share repurchases did not impact the short-term or long-term incentive payouts for named executive officers because the performance measures (Total Service Revenue and Adjusted OIBDAR) were not impacted by the repurchase program optimized the balance sheet
●	completed the spin-off of CS&L and divested the data center business at an attractive valuation, enabling us to reduce debt by $3.5 billion
●	improved its debt maturity profile and reduced interest expense

The Board values and encourages constructive dialogue on compensation and other important governance topics with Windstream’s stockholders, to whom it is ultimately accountable. The Board requests stockholder approval of Windstream’s overall executive compensation philosophy, policies and practices. Although your vote is advisory and will not be binding upon Windstream or the Board, nor will it create or imply any change in the fiduciary duties of Windstream or the Board, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders. Accordingly, the next such vote is expected to occur at the 2017 Annual Meeting of Stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 2
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 3
RATIFICATION OF THE WINDSTREAM HOLDINGS, INC. RIGHTS PLAN

On September 17, 2015, the Board adopted a shareholder rights plan (the “Rights Plan”) designed to protect Windstream’s valuable net operating loss carryforwards (“NOLs”) from the effect of limitations under Section 382 of the Internal Revenue Code (the “Code”), which could result in significant restrictions on the value of the NOLs. The Board determined that the Rights Plan was warranted and in the best interests of our stockholders due to the substantial size of net operating loss carryovers and other tax benefits of Windstream and its subsidiaries (collectively, the “Tax Benefits”). This proposal asks our stockholders to ratify the Rights Plan (including the Rights Agreement defined below) and participate in this important corporate decision. In sum, the Board unanimously recommends that stockholders vote “FOR” this proposal based on the following reasons:

●	Windstream had substantial NOLs of approximately $907 million as of December 31, 2015;
●	These NOLs are valuable tax assets that can be used to offset future taxable income and reduce federal income taxes;
●	The Code imposes limitations on the use of NOLs in the event of an “ownership change,” which occurs when more than 50% of a company’s stock ownership changes over a three-year period;
●	After an ownership change, the amount of prior NOLs that may be used in subsequent years to offset future taxable income and reduce federal income taxes is limited;
●	Windstream and its stockholders benefit from the Rights Plan because it creates a disincentive to an investor to trigger the Rights Plan;
●	If approved, the Rights Plan will terminate in three years unless terminated earlier by the Board if it determines that the NOLs have been exhausted or that the Rights Plan is no longer in Windstream’s best interest;

●

The Rights Plan is intended to protect stockholder value by attempting to preserve Windstream’s current ability to use the Tax Benefits to offset future taxable income and future income tax liability, and not as an anti-takeover measure; and

●	Windstream has an independent NOL Plan Committee in place to review any proposed exception to or waivers of the Rights Plan.

THE FAILURE TO OBTAIN STOCKHOLDER APPROVAL FOR THIS PROPOSAL WILL RESULT IN TERMINATION OF THE RIGHTS PLAN ON SEPTEMBER 17, 2016 AND THE POTENTIAL FOR SUBSTANTIAL IMPAIRMENT OF THE TAX BENEFITS WHICH COULD NEGATIVELY IMPACT THE CORPORATION, AND, CONSEQUENTLY, ITS STOCKHOLDERS.

If Windstream experiences an “ownership change,” as defined in Section 382 of the Code, its ability to fully utilize the Tax Benefits on an annual basis will be substantially limited, and the timing of the usage of the Tax Benefits and such other benefits could be substantially delayed, which could significantly impair their value to Windstream. The Rights Plan is intended to deter any person or group acquiring “beneficial ownership” of 4.90% or more of the “outstanding shares” (as described below) of common stock, par value $0.0001 per share, of Windstream without the approval of the NOL Plan Committee established by the Board, so as to limit the chance of an ownership change. It is not meant to be utilized as an anti-takeover measure, and the Board has established a procedure administered by the NOL Plan Committee to consider requests to exempt the acquisition of Windstream’s common stock from the Rights Plan if it determines that doing so would not limit or impair the availability of the Tax Benefits.

The description and terms of the Rights (as defined below) applicable to the Rights Plan are set forth in the 382 Rights Agreement, dated as of September 17, 2015, by and between Windstream and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”), a copy of which was filed as Exhibit 4.1 to Windstream’s Current Report on Form 8-K filed with the SEC on September 18, 2015.

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Background and Reasons for the Proposal

The Board adopted the Rights Plan to protect Windstream’s substantial tax assets. Through December 31, 2015, Windstream had Tax Benefits that could offset approximately $907 million of future taxable income. The future Tax Benefits expire in various amounts between 2022 and 2031. We can use the Tax Benefits in certain circumstances to offset taxable income and reduce our federal income tax liability. Windstream’s ability to use these Tax Benefits in the future may be significantly limited if we experience an “ownership change” (as defined in the Code). As further described below, the Rights Plan is designed to prevent certain acquisitions of Windstream’s common stock that could adversely affect Windstream’s ability to use the Tax Benefits.

An ownership change under Section 382 generally occurs when a change in the aggregate percentage ownership of the stock of the corporation held by “five percent shareholders” (as defined in the Code) increases by more than fifty percentage points over a rolling three-year period. A corporation experiencing an ownership change generally is subject to an annual limitation on its use of pre-change losses and certain post-change recognized built-in losses equal to the value of the stock of the corporation immediately before the “ownership change,” multiplied by the long-term tax-exempt rate (subject to certain adjustments). An ownership change could occur, or the risk of an ownership change could be increased, if Windstream issues additional shares of its common stock, including the issuance of shares in connection with an acquisition or business combination. If, as a result, an ownership change under Section 382 occurred, the value of Windstream’s Tax Benefits could be substantially impaired, and our ability to use these Tax Benefits could be adversely affected.

In general terms, the Rights Plan discourages (1) any person or group from becoming a beneficial owner of 5% or more of Windstream’s then outstanding common stock (a “5% Stockholder”) and (2) any existing 5% or greater stockholder from acquiring additional shares of Windstream’s common stock. There is no guarantee, however, that the Rights Plan will prevent Windstream from experiencing an ownership change.

Description of the Rights Plan

The following description of the Rights Plan is qualified in its entirety by reference to the text of the Rights Agreement, which was filed as Exhibit 4.1 to Windstream’s Current Report on Form 8-K filed with the SEC on September 18, 2015 and is available on the SEC’s web site (http://www.sec.gov) and Windstream’s web site (www.windstream.com/investors). Please read the Rights Agreement in its entirety as the discussion below is only a summary.

The Rights. As part of the Rights Agreement, the Board authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock to stockholders of record at the close of business on September 28, 2015. Each Right entitles the holder to purchase from Windstream a unit consisting of one ten thousandth of a share (a “Unit”) of Series A Participating Preferred Stock, par value $0.0001 per share, of Windstream (the “Preferred Stock”), at a purchase price of $32.00 per Unit, subject to adjustment (the “Purchase Price”). Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of Windstream, including the right to vote or to receive dividends in respect of the Rights.

Acquiring Person; Exempt Persons; Exempt Transactions. Under the Rights Agreement, an “Acquiring Person” is any person or group of affiliated or associated persons (a “Person”) who is or becomes the beneficial owner of 4.90% or more of the “outstanding shares” of common stock other than as a result of repurchases of stock by Windstream, dividends or distributions by Windstream or certain inadvertent actions by stockholders. For purposes of calculating percentage ownership under the Rights Agreement, “outstanding shares” of common stock include all of the shares of common stock actually issued and outstanding. Beneficial ownership is determined as provided in the Rights Agreement and generally includes, without limitation, any ownership of securities a Person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. In addition, securities “beneficially owned” by any Person will include all of the shares of common stock that such Person would have had the right or obligation to acquire. The Rights Agreement provides that the following shall not be deemed an Acquiring Person for purposes of the Rights Agreement: (i) Windstream or any subsidiary of Windstream and any employee benefit plan of Windstream, or of any subsidiary of Windstream, or any Person or entity organized, appointed or established by Windstream for or pursuant to the terms of any such plan; or (ii) any person (each such person, an “Existing Holder”) that, as of September 17, 2015, is (A) the beneficial owner of between 4.90% and 5.01% of the shares of common stock outstanding unless and until such Existing Holder

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acquires beneficial ownership of one or more additional shares of common stock (other than pursuant to a dividend or distribution paid or made by Windstream on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock) or (B) the beneficial owner of 5.01% or more of common stock outstanding unless and until such Existing Holder acquires beneficial ownership of 1% or more of additional shares of common stock (other than pursuant to a dividend or distribution paid or made by Windstream on the outstanding shares of common stock or pursuant to a split or subdivision of the outstanding shares of common stock).

The Rights Agreement provides that a Person shall not become an Acquiring Person for purpose of the Rights Agreement in a transaction that the Board determines is exempt from the Rights Agreement, which determination shall be made in the sole and absolute discretion of the Board, upon request by any Person prior to the date upon which such Person would otherwise become an Acquiring Person, including, without limitation, if the Board determines that (i) neither the beneficial ownership of shares of common stock by such Person, directly or indirectly, as a result of such transaction nor any other aspect of such transaction would jeopardize or endanger the availability to Windstream of the Tax Benefits or (ii) such transaction is otherwise in the best interests of Windstream.

Exercise of Rights; Distribution of Rights. Initially, the Rights will not be exercisable and will be attached to all common stock representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and become exercisable and a distribution date (a “Distribution Date”) will occur upon the earlier of (i) 15 business days (or such later date as the Board shall determine) following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (ii) 15 business days (or such later date as the Board shall determine) following the commencement of a tender offer, exchange offer or other transaction that, upon consummation thereof, would result in a person or group of affiliated or associated persons becoming an Acquiring Person.

Until the Distribution Date, common stock held in book-entry form or, in the case of certificated shares, common stock certificates will evidence the Rights and will contain a notation to that effect. Any transfer of shares of common stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred on the books and records of the Rights Agent as provided in the Rights Agreement.

If on or after the Distribution Date, a person or group of persons is or becomes an Acquiring Person, each holder of a Right, other than certain Rights including those beneficially owned by the Acquiring Person (which will have become void), will have the right to receive upon exercise common stock (or, in certain circumstances, cash, property or other securities of the Corporation) having a value equal to two times the Purchase Price.

Exchange. At any time following the Stock Acquisition Date (as defined the Rights Agreement), the Board may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, for common stock or Preferred Stock at an exchange ratio of one share of common stock, or one ten thousandth of a share of Preferred Stock (or of a share of a class or series of Windstream’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

Expiration. The Rights and the Rights Agreement will expire on the earliest of (i) 5:00 P.M. New York City time on September 17, 2018, (ii) the time at which the Rights are redeemed or exchanged pursuant to the Rights Agreement, (iii) the date on which the Board determines that the Rights Agreement is no longer necessary or is no longer in the best interest of Windstream and its stockholders, (iv) September 17, 2016 if the affirmative vote of the majority of the votes cast at the Annual Meeting has not been obtained with respect to the ratification of the Rights Agreement or (v) the beginning of a taxable year to which the Board determines that no Tax Benefits may be carried forward.

Redemption. At any time until the earlier of (A) the Distribution Date or (B) the expiration date of the Rights, Windstream may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

Anti-Dilution Provisions. The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock

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or convertible securities at less than the current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). Generally, no adjustments to the Purchase Price of less than 1% will be made.

Amendments. The Rights Agreement may be amended by the Board prior to the Distribution Date, including, without limitation, to change the expiration date to another date, including an earlier date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 3.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 3
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 4
AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

The Windstream Board of Directors is once again asking stockholders to approve amendments to the Amended and Restated Certificate of Incorporation of Windstream Holdings, Inc. (the “Windstream Certificate”) and the Amended and Restated Bylaws of Windstream Holdings, Inc. (the “Windstream Bylaws”) to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

At the 2014 and 2015 Annual Meetings, stockholders were presented with amendments to the Windstream Certificate and Windstream Bylaws (the “Special Meeting Proposals”) identical to those presented in this Proposal No. 4. As is the case with this Proposal No. 4, an affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Special Meeting Proposals. While they failed to garner the support necessary to pass, the Special Meeting Proposals received the support of 48.27% and 53.85% of our outstanding common stock entitled to vote at the 2014 and 2015 Annual Meetings, respectively, representing approximately 98% of the votes cast on such proposals at each year’s annual meeting (excluding abstentions and broker non-votes). Considering the level of support for the Special Meeting Proposals, our strong corporate governance practices, and in direct response to feedback from our stockholders, the Windstream Board of Directors deemed it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to enable stockholders holding 20% or more of our outstanding common stock to call a special meeting under certain circumstances.

Background. The Windstream Certificate currently provides that special meetings of stockholders “may be called only by the Board of Directors.” The Windstream Board of Directors has carefully considered the implications of amending the Windstream Certificate to allow stockholders to call a special meeting of stockholders. The ability of stockholders to call special meetings is increasingly considered an important aspect of good corporate governance. The Board continues to support the practice of permitting stockholders to request special meetings, provided that the meeting is called by stockholders owning a significant percentage of the shares of the Company. After careful discussion and consideration, including consideration of the level of support received by the Special Meeting Proposals at the 2014 and 2015 Annual Meetings and feedback it has received from stockholders on this subject matter, the Windstream Board of Directors again determined that it is consistent with best corporate governance practices and in the best interests of Windstream and our stockholders to amend the Windstream Certificate to permit stockholders who have held at least a 20% “net long position” in our outstanding capital stock for at least one year to call a special meeting of stockholders, subject to the conditions set forth in the Windstream Bylaws, as amended and described below.

The Board continues to believe that special meetings should only be called to consider extraordinary events that are of interest to a broad base of stockholders and that cannot be delayed until the next annual meeting. The Board also believes that establishing a 20% ownership threshold to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with special interests, could call one or more special meetings that could result in unnecessary financial expense and disruption to our business. For every special meeting, Windstream is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, printing and mailing expenses, as well as other costs normally associated with holding a stockholder meeting. Additionally, preparing for stockholder meetings requires significant attention of the Company’s directors, officers and certain employees, diverting their attention away from performing their primary function, which is to operate the Company’s business in the best interests of the stockholders.

Additionally, the proposed amendments would require that stockholders requesting a special meeting hold the requisite stock ownership percent in a “net long position.” A stockholder’s “net long position” is the amount of Windstream shares of common stock in which the stockholder holds a positive (also known as “long”) economic interest, reduced by the amount of Windstream shares of common stock which the stockholder holds a negative (also known as “short”) economic interest. Taking into account the extent to which stockholders requesting a special meeting hedge their shares (or otherwise reduce or offset their economic exposure in their shares) and how long they have held those shares ensures that on balance, stockholders seeking to call a special meeting share the same economic interest in the Company as the majority of stockholders. Requiring that stockholders have held their shares for at least one year helps to ensure that their economic interest in the Company’s affairs is more than transitory.

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Text and Legal Effect of Proposed Amendments. The proposed amendment to the Windstream Certificate would permit a special meeting to be called by the holders of record of at least 20% of Windstream’s outstanding common stock, subject to the procedures and other requirements as provided in the Windstream Bylaws. Under the proposed amendments to the Windstream Bylaws, a special meeting may be called upon the request of stockholders under the following circumstances:

●

Subject to the notice, information and other requirements set forth in the Windstream Bylaws, a special meeting of stockholders may be called upon receipt by Windstream’s Corporate Secretary of a written request from one or more stockholders of record who have continuously held at least a 20% “net long position” of our outstanding common stock for at least one year prior to the date such request is delivered to Windstream’s Corporate Secretary.

●

Each written request must be signed by the requesting stockholder(s) and must include information concerning both the requesting stockholder(s) and the business proposed to be brought before the special meeting, similar in some respects to the information currently required by the Windstream Bylaws with respect to presenting stockholder business at annual meetings.

●	Each requesting stockholder must also include documentary evidence as to whether such stockholder meets the ownership requirements discussed above.
●	Requesting stockholders must update and supplement their requests so that the information previously provided to Windstream is true and correct as of the record date.
●	The Board would be entitled to submit its own proposal or proposals for consideration at the special meeting.
●	Upon receipt of a valid stockholder request to call a special meeting, the Windstream Board of Directors must set the meeting within 90 days.

The proposed amendments to the Windstream Bylaws also contain various exceptions and timing mechanisms that are intended to avoid the cost and disruption that would result from multiple stockholder meetings being held in a short time period and to prevent duplicative and unnecessary stockholder meetings. For example, Windstream will not be required to call a special meeting if the special meeting request relates to an item that is not a proper subject for stockholder action under applicable law or if the request is delivered during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the earlier of the next annual meeting or 30 days after the first anniversary of the immediately preceding annual meeting. If a requesting stockholder does not comply with the requirements and conditions provided for in the proposed amendments to the Windstream Bylaws, a special meeting request will be deemed ineffective and will not be accepted by the Company.

The summary of the proposed amendments set forth above is qualified in its entirety to the text of the proposed amendments, attached as Appendix B to this Proxy Statement. Additions of text contained in Appendix B are indicated by underlining and text that will be deleted is stricken through.

Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 4. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed corresponding amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the corresponding amendments to the Windstream Bylaws will become effective and stockholders will not be permitted to request a special meeting of stockholders.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 4.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 4.
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 5
AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

The Windstream Board of Directors is again recommending that our stockholders amend the Windstream Certificate and the Windstream Bylaws to (i) eliminate the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws and (ii) lower the voting standard for amendments of the Windstream Bylaws generally from the affirmative vote of a majority of Windstream’s outstanding common stock (the current standard for amending the Windstream Bylaws) to a majority of the votes cast.

Prior Proposals. At the 2014 and 2015 Annual Meetings, stockholders were presented with amendments to the Windstream Certificate and Windstream Bylaws (the “Prior Proposals”) substantially similar to those presented in this Proposal No. 5. As is the case with this Proposal No. 5, an affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock was required to approve the Prior Proposals. While they failed to garner the support necessary to pass, the Prior Proposals received the support of 47.75% and 53.77% of our outstanding common stock entitled to vote at the 2014 and 2015 Annual Meetings, respectively, representing approximately 98% of the votes cast on such proposals at each year’s annual meeting (excluding abstentions and broker non-votes). Considering the level of support for the Prior Proposals, the Windstream Board of Directors deems it advisable and in the best interest of Windstream and its stockholders to once again ask stockholders to approve the amendments to the Windstream Certificate and Windstream Bylaws to eliminate the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws.

History of this Proposal. At the 2013 Annual Meeting of Stockholders, stockholders approved a stockholder proposal requesting that the Windstream Board of Directors “take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.” As a result and prior to the 2014 Annual Meeting, the Windstream Board of Directors evaluated, as it has on numerous occasions before, the voting requirements imposed by the Windstream Certificate and Windstream Bylaws to ensure that they are in the best interests of Windstream and its stockholders. In evaluating the current voting requirements, the Board:

●	re-examined the various arguments for and against the current voting standards imposed by the Windstream Certificate and Windstream Bylaws;
●	discussed with management the results of conversations with several of Windstream’s largest stockholders regarding their perspective on this matter; and
●	reviewed trends and best practices in corporate governance, as well as the corporate governance practices and policies of a number of other public corporations.

After such evaluation, the Board determined that the current voting requirements imposed by the Windstream Certificate and Windstream Bylaws are designed to ensure that the interests of all stockholders are fully protected by requiring that certain extraordinary matters and fundamental changes to corporate governance receive the support of a broad consensus of Windstream’s stockholders, which the Board believes protects all stockholders against self-interested actions by one or a few large stockholders. However, the Board recognized that there are different perspectives on this matter and compelling arguments for the elimination of super-majority approval standards, including growing sentiment that the elimination of such provisions increases a board’s accountability to stockholders and provides stockholders greater ability to participate in the corporate governance of a company. The Board also reviewed the governance policies of a number of corporations and determined that although many still include super-majority voting provisions, an increasing number of companies are beginning to view such a voting requirement as overly burdensome and inconsistent with principles of good corporate governance.

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For these reasons, and in light of the approval of the stockholder proposal at the 2013 Annual Meeting of Stockholders, the Board determined that it was in the best interests of our stockholders to eliminate the super-majority voting provisions from the Windstream Certificate and Windstream Bylaws and presented stockholders with a proposal at both the 2014 and 2015 Annual Meeting to amend the Windstream Certificate and Windstream Bylaws to eliminate these voting provisions. While neither proposal received the requisite approval necessary to pass, the Board continues to believe it is in the best interests of our stockholders to eliminate these voting provisions, as well as to lower the voting standard for amendments of the Windstream Bylaws to a majority of the votes cast.

As discussed in greater detail below, each of the super-majority voting provisions contained in the Windstream Certificate and Windstream Bylaws govern the amendment of certain provisions of the Windstream Certificate and Windstream Bylaws regarding important corporate governance matters. If this proposal is approved by stockholders, any future amendment to these provisions of the Windstream Certificate and Windstream Bylaws by our stockholders will require, in the case of the Windstream Certificate, the approval of a majority of the outstanding shares of Windstream common stock (the lowest approval standard permitted by the DGCL) and, in the case of the Windstream Bylaws, the approval of a majority of the votes cast. Notwithstanding elimination of the super-majority voting provisions, any amendment to the Windstream Certificate will also require approval of the Board as is required by the DGCL, and the Board’s ability to make, alter, amend, change, add to or repeal the Windstream Bylaws will not be affected.

Current Voting Requirements. Article Seven of the Windstream Certificate requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Bylaws governing (1) substantive and procedural requirements regarding bringing business before an annual meeting, (2) the number, election and term of office of the Board of Directors, (3) the filling of vacancies on the Board of Directors, (4) the procedural requirements for the nomination of directors, and (5) amendment of the Windstream Bylaws. To amend, alter, change or repeal the remaining provisions of the Windstream Bylaws, Article Seven of the Windstream Certificate requires the affirmative vote of a majority of Windstream’s outstanding common stock.

Article Eleven of the Windstream Certificate requires the approval of the holders of at least 66 ⅔% of our outstanding common stock to amend, alter, change or repeal the provisions of the Windstream Certificate governing (1) limits on the liability of Windstream’s directors, (2) the provision of indemnification for its directors and officers, (3) prohibitions on stockholders’ ability to act by written consent and to call special meetings, (4) amendment of the Windstream Certificate, and (5) Windstream’s election to be governed by Section 203 of the DGCL.

Text and Legal Effect of Proposed Amendments. Approval of this Proposal No. 5 will result in the following changes to the Windstream Certificate:

●

Article Seven of the Windstream Certificate will be amended to (i) eliminate the super-majority voting provisions regarding amendments to the Windstream Bylaws and (ii) eliminate the stockholder voting standard for amendments of the Windstream Bylaws generally, thereby lowering the voting standard to the affirmative vote of a majority of the votes cast.

●

Article Eleven of the Windstream Certificate will be repealed, thereby reducing the required vote for amendment, alternation, change or repeal of all provisions of the Windstream Certificate to the affirmative vote of a majority of the outstanding shares of Windstream common stock, which is the lowest approval standard permitted by the DGCL.

Article VII of the Windstream Bylaws is identical to Article Seven of the Windstream Certificate in that it requires the approval of the holders of at least 66 ⅔% of Windstream’s outstanding common stock to amend, alter, change or repeal the bylaw provisions listed above. The Board has approved a conforming amendment to Article VII of the Windstream Bylaws, and stockholder approval of this Proposal No. 5 will constitute approval of the conforming amendment to the Windstream Bylaws.

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The summary of the proposed amendments to Articles Seven and Eleven of the Windstream Certificate and Article VII of the Windstream Bylaws set forth above is qualified in its entirety to the text of the proposed amendments, which are attached as Appendix C to this Proxy Statement.

Vote Requirement. The affirmative vote of the holders of at least 66 ⅔% of our outstanding common stock is required to approve the amendments to the Windstream Certificate proposed by this Proposal No. 5. If this proposal is approved by stockholders, we intend to promptly file an appropriate amendment to the Windstream Certificate with the State of Delaware. The proposed conforming amendments to the Windstream Bylaws will become effective if and when the proposed amendments to the Windstream Certificate become effective. If this proposal is not approved by stockholders, neither the amendment to the Windstream Certificate nor the conforming amendments to the Windstream Bylaws will become effective and both the current voting standard for amendments of the Windstream Bylaws generally and the super-majority voting provisions will remain in effect.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 5.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 5
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANT

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) to audit Windstream’s consolidated financial statements for the fiscal year ending December 31, 2016. Windstream is submitting to the stockholders for ratification at the Annual Meeting the selection of PwC as Windstream’s independent registered public accountant for 2016, although neither the Board of Directors nor its Audit Committee maintains a policy requiring Windstream to seek stockholder ratification of the independent accountant selection. PwC served as Windstream’s independent registered public accountant in connection with the audits of the 2014 and 2015 fiscal years. Information regarding PwC’s fees for 2014 and 2015 is provided below. Representatives of PwC are expected to be present during the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

If the stockholders fail to ratify the appointment of PwC as Windstream’s independent registered public accountant, the Board will reconsider the appointment. However, even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Windstream and its stockholders.

Audit and Non-Audit Fees. Aggregate fees for professional services rendered by PwC for the years ended December 31, 2015 and 2014 were:

In thousands	2015	2014
Audit Fees (a)	$4,799	$4,253
Audit-Related Fees (b)	153	49
Tax Fees (c)	133	64
All Other Fees (d)	9	3
Total	$5,094	$4,369

(a)	Audit fees includes fees for the annual audit and quarterly reviews of the consolidated financial statements as well as attestation reports required by statute or regulation, comfort letters and consents in respect to Securities and Exchange Commission filings, and accounting and financial reporting consultations. The increase in 2015 is due primarily to incremental audit and accounting services performed by PwC in connection with Windstream’s REIT spin-off, including SEC filings made in connection therewith.

(b)	Audit-related fees are comprised of assurance and related services that are traditionally performed by the independent registered public accounting firm and are not reported under “Audit Fees.” Excluded from the 2015 and 2014 amounts are $35,500 and $33,000, respectively, paid by the Windstream Pension Plan Trust for the audit of the Windstream Pension Plan. Also excluded from 2015 are fees of $51,500 paid directly by the Windstream 401(k) Plan for the audit of the plan. The increase in 2015 is due primarily to incremental assurance services performed by PwC in connection with a Cybersecurity review.

(c)	Tax fees are principally comprised of fees for tax consulting services provided by PwC. The increase in 2015 is due primarily to incremental tax services performed in PwC in connection with Windstream’s REIT spin-off.

(d)	All other fees are comprised of fees which cannot be associated with the categories previously noted.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” PROPOSAL NO. 6.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” PROPOSAL NO. 6.
UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017 ANNUAL MEETING

Proposals for inclusion in the proxy statement. Stockholders who intend to present proposals at the 2017 Annual Meeting of Stockholders, and who wish to have those proposals included in Windstream’s proxy statement for the 2017 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at 4001 North Rodney Parham Road, Little Rock, Arkansas 72212, no later than December 2, 2016. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for Windstream’s 2017 Annual Meeting.

Director nominees for inclusion in the proxy statement. Stockholders who intend to nominate director candidates for inclusion in Windstream’s proxy statement for the 2017 Annual Meeting, must be certain that those nominations are received by the Corporate Secretary at the address set forth above no earlier than November 2, 2016 and not later than the close of business on December 2, 2016. Such nominations must meet the requirements set forth in the Windstream Bylaws in order to be eligible for inclusion in the proxy statement for Windstream’s 2017 Annual Meeting.

Proposals or nomination not for inclusion in the proxy statement. Notice of stockholder proposals to be raised from the floor of the 2017 Annual Meeting of Stockholders outside of Rule 14a-8 must be received by the Corporate Secretary at the address set forth above by no earlier than the close of business on January 12, 2017 and not later than the close of business on February 11, 2017.

RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

Windstream has adopted a written policy for the review and approval of related party transactions. The Governance Committee is responsible for the review and approval of transactions covered by the policy, although transactions can also be approved by the dis-interested members of the Board of Directors.

Under the policy and subject to the exceptions noted below, the Governance Committee or the Board must approve any transaction in which Windstream is a participant, the amount involved equals or exceeds $120,000, and the transaction is required to be disclosed under SEC rules regarding related party transactions. To be approved, the transaction must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party or is otherwise determined to be fair and in the best interests of Windstream. The persons covered by the policy are Windstream’s directors, director nominees, and executive officers, immediate family members of any of the foregoing, and any entity that is controlled by any of the foregoing persons.

During 2015, Windstream spun off certain network assets including fiber, copper, real estate and other fixed assets into an independent, publicly traded real-estate investment trust, or REIT, named Communications Sales & Leasing, Inc. (“CS&L”). Kenneth Gunderman, a brother of Robert Gunderman, who is Chief Financial Officer and an executive officer of Windstream, is President and Chief Executive Officer of CS&L.

In connection with the spin-off, on April 24, 2015, Windstream entered into a long-term triple-net master lease with CS&L to lease back the telecommunications network assets. Under terms of the master lease, Windstream has the exclusive right to use the telecommunications network assets for an initial term of 15 years with up to four, five-year renewal options. During December 2015, Windstream requested and CS&L agreed to fund $43.1 million of capital expenditures. In addition, CS&L has the right, but not the obligation, upon Windstream’s request, to fund capital expenditures of Windstream in an aggregate amount of up to $250.0 million for a maximum period of five years. Monthly rent paid by Windstream to CS&L will increase in accordance with the master lease effective as of the date of the funding. If CS&L exercises this right, the lease payments under the master lease will be adjusted at a rate of 8.125% of the capital expenditures funded by CS&L during the first two years and at a floating rate based on CS&L’s cost of capital thereafter. Additionally, if CS&L agrees to fund the entire $250.0 million, the initial term of the master lease will be increased from 15 years to 20 years and the number of renewal terms will be reduced from four renewal terms of five years each to three renewal terms of five years each. Windstream is required to pay all property taxes, insurance, and repair or maintenance costs associated with the leased property. The master lease provides for an annual rent of $650.0 million paid in equal monthly installments in advance and is fixed for the first three years. Thereafter, rent will increase on an annual basis at a base rent escalator of 0.5 percent. As a result of CS&L funding $43.1 million of capital expenditures in December 2015, the annual rent increased from $650.0 million to approximately $653.5 million. Future lease payments due under the agreement reset to fair market rental rates upon Windstream’s execution of the renewal options.

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Windstream and CS&L also entered into certain agreements to further govern the relationship between Windstream and CS&L, including, among others, the separation and distribution agreement dated March 26, 2015, and the recognition agreement, the tax matters agreement, the transition services agreement, the employee matters agreement, the wholesale master services agreement, the master services agreement, the intellectual property matters agreement, the reverse transition services agreement, and the stockholder’s and registration rights agreement, each of which was dated April 24, 2015. Descriptions and copies of the above-referenced agreements can be found in Windstream’s Current Report on Form 8-K filed with the SEC on April 27, 2015, except that a description and copy of the separation and distribution agreement can be found in Windstream’s Current Report on Form 8-K filed with the SEC on March 26, 2015.

Additionally, Windstream and CS&L entered into an amendment to the master lease in February 2016 that established a method whereby Windstream will be permitted to enter into fiber swap agreements, or other long-term fiber rights agreements, related to certain fiber and associated assets that constitute leased property under the master lease that extend beyond the then-current term of the master lease.

Except as noted above, there were no commercial transactions between related parties and Windstream that required disclosure in this proxy statement.

Transactions covered by the policy do not include the provision of services, the sale of products or other transactions conducted by Windstream in the ordinary course of business and on terms generally available to employees or customers. Covered transactions also do not include an employment or service relationship involving a director or executive officer and any related compensation resulting from that relationship that is approved by Windstream’s Compensation Committee or is disclosed in the proxy statement pursuant to the SEC’s executive compensation rules. Additionally, covered transactions do not include employment relationships of immediate family members of executive officers as long as the immediate family member is not also an executive officer and is not related to the Chief Executive Officer or a director. Any employment relationships with immediate family members of executive officers that are not subject to the policy require the approval of the President & CEO. The Governance Committee receives an annual report disclosing the terms of all related party transactions including transactions that do not require pre-approval by the Committee. The following is a summary of certain employment relationships occurring during 2015 involving Windstream, certain of its executive officers and certain members of their immediate family. Windstream believes the terms of the following employment relationships are comparable to terms that would have been reached by unrelated parties in arm’s length transaction.

As noted above, Kenneth Gunderman, a brother of Robert Gunderman, is President and Chief Executive Officer of CS&L. Pursuant to the employment agreement entered into between CS&L and Mr. Gunderman prior to the spin-off, he was entitled to a base salary of no less than $700,000 per year, to participate in any annual cash incentive plan implemented by the CS&L board of directors following the spin-off with a target bonus equal to 150% of his base salary, to receive a time-based restricted stock award with a grant date value of $2,625,000 vesting in full on the third anniversary of the spin-off, and to receive a restricted stock award with a grant date value of $2,625,000, with up to 75% comprised of performance-based restricted stock or restricted stock units and the remaining percentage would be time-based restricted stock or restricted stock units vesting ratably over the three-year period following the spin-off.

Christopher Gunderman, a brother of Robert Gunderman, is employed by Windstream as a Vice President-Operations Support and received approximately $279,515 in total compensation during fiscal year 2015. Christopher Gunderman does not report to, and is not a member of the group led by, Robert Gunderman. Robert Gunderman is not responsible for the determination of Christopher Gunderman’s compensation or work responsibilities. Christopher Gunderman is compensated according to standard Windstream practices, including participation in the company’s employee benefit and compensation plans generally made available to employees with similar levels of responsibilities.

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SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Windstream’s directors and executive officers, and persons who own more than ten percent of Windstream’s common stock, to file with the SEC and NASDAQ initial reports of ownership and reports of changes in ownership of that common stock. To Windstream’s knowledge, based solely upon a review of copies of reports provided by those individuals to Windstream and written representations of those individuals that no other reports were required with respect to the year ended December 31, 2015, Windstream believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met.

ANNUAL REPORT/HOUSEHOLDING

This Proxy Statement is accompanied by the Annual Report, which incorporates Windstream’s Annual Report on Form 10-K for the year ended December 31, 2015, including the consolidated financial statements and the financial statement schedules thereto.

For stockholders who elect to receive proxy materials by mail and not electronic delivery, only one copy of this proxy statement, and the accompanying Annual Report, is being delivered to such stockholders who share an address, unless Windstream has received contrary instructions from one or more of the stockholders. Windstream will promptly deliver a separate copy of this proxy statement and the accompanying Annual Report to any stockholder at a shared address to which a single copy of those documents has been delivered by mail upon the written or oral request from that stockholder to Windstream at the address or telephone number provided below. Any stockholder sharing a single copy of the proxy statement and Annual Report who wishes to receive a separate distribution by mail of Windstream’s proxy statement and Annual Report in the future and stockholders sharing an address and receiving by mail multiple copies of Windstream’s proxy statement and Annual Report who wish to share a single copy of those documents in the future should notify Windstream in writing to Investor Relations, Windstream Holdings, Inc., 4001 North Rodney Parham Road, Little Rock, Arkansas 72212 or by calling (501) 748-7000.

OTHER MATTERS

The management and the Board of Directors of Windstream do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

Windstream will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of Windstream, personally or by telephone or electronic means. In the event the management of Windstream deems it advisable, Windstream may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. Although not known at this time, the fees paid by Windstream, in the event of such an engagement, likely would not exceed $20,000. Windstream will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with applicable regulations.

The material referred to in this Proxy Statement under the caption “Audit Committee Report” and the “Compensation Committee Report on Executive Compensation” shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933 or the Exchange Act.

Dated: April 1, 2016	By Order of the Board of Directors,
Kristi Moody
Secretary

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Appendix A

RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with generally accepted accounting principles (“GAAP”), we utilize certain unaudited results of operations in this Proxy Statement which are not calculated in accordance with GAAP. A “non-GAAP measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in a company’s financial statements. Adjusted OIBDA, which is a non-GAAP measure, is operating income before depreciation and amortization adjusted for the impact of restructuring charges, merger and integration expense, pension expense, share-based compensation and the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing, Inc. (“CS&L”). We also utilize adjusted OIBDAR, which is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance or liquidity prepared in accordance with GAAP.

UNAUDITED ADJUSTED CONSOLIDATED RESULTS (NON-GAAP)
(In millions)

		2015	2014
Reconciliation of Service Revenues under GAAP to Pro forma Service Revenues (A):
Service revenues under GAAP		$5,598.6	$5,647.6
Data center business service revenues	(B)	(119.4)	(111.2)
Consumer CLEC service revenues	(B)	(10.2)	(36.0)
Directory publishing service revenues	(B)	(1.6)	(7.3)
Pro forma service revenues		$5,467.4	$5,493.1

Reconciliation of Operating Income under GAAP to Pro forma adjusted OIBDA (A):
Operating income under GAAP		$509.4	$507.1
Depreciation and amortization expense	(C)	1,366.5	1,386.4
Pro forma adjustments:
Merger and integration costs	(C)	95.0	40.4
Pension expense	(C)	1.2	128.3
Restructuring charges	(C)	20.7	35.9
Share-based compensation	(C)	54.4	41.2
Actual adjusted OIBDAR		2,047.2	2,139.3
Data center business operating (income) loss	(B)	(2.6)	9.3
Data center business depreciation and amortization expense	(B)	(34.8)	(41.7)
Consumer CLEC business operating income	(B)	(3.3)	(12.3)
Consumer CLEC business amortization expense	(B)	(1.4)	(4.6)
Directory publishing operating income	(B)	(0.8)	(3.6)
Pro forma adjusted OIBDAR		2,004.3	2,086.4

Master lease rent payment	(D)	(650.0)	(650.0)
Pro forma adjusted OIBDA		$1,354.3	$1,436.4

Capital expenditures under GAAP		$1,055.3	$786.5
Project Excel capital expenditures	(E)	(47.2)	—
Capital expenditures funded by CS&L	(E)	(43.1)	—
Adjusted capital expenditures		$965.0	$786.5

(A)	Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions.

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(B)	Represents applicable amount related to the disposed business as reported under GAAP.

(C)	Represents applicable expense as reported under GAAP.

(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2014.

(E)	Represents capital expenditures funded by CS&L and expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

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Appendix B

PROPOSAL NO. 4

AMENDMENT TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ENABLE STOCKHOLDERS TO CALL SPECIAL MEETINGS

Proposed Amendment to the Windstream Certificate

ARTICLE
Ten

For so long as any security of the Company is registered under Section 12 of the Securities Exchange Act of 1934: (i) the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; and (ii) special meetings of stockholders of the Corporation may be called only by (A) the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or (B) holders of records of at least 20% aggregate of the outstanding capital stock of the Corporation, subject to the procedures and other requirements as provided in the Bylaws of the Corporation.

Corresponding Amendments to the Windstream Bylaws

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

Section 2. Special Meetings.

(a) Subject to this Section 2 of Article II, Sspecial meetings of the stockholders may only be called in the manner provided in ARTICLE TEN of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

(b) Subject to this Section 2(b) and other applicable provisions of these Bylaws, a special meeting of stockholders shall be called by the secretary of the Corporation upon the written request (each such request, a “Special Meeting Request” and such meeting, a “Stockholder Requested Special Meeting”) of one or more stockholders of record of the Corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a twenty percent (20%) aggregate “net long position” of the capital stock issued and outstanding (the “Requisite Percentage”) for at least one year prior to the date such request is delivered to the Corporation (such period, the “One-Year Period”). For purposes of determining the Requisite Percentage, “net long position” shall be determined with respect to each requesting holder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”); provided that (x) for purposes of such definition, “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of capital stock on the NASDAQ Stock Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (D) a “subject security” shall refer to the outstanding capital stock; and (y) the net long position of such holder shall be reduced by the number of shares of capital stock as to which such holder does not, or will

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not, have the right to vote or direct the vote at the Stockholder Requested Special Meeting or as to which such holder has, at any time during the One-Year Period, entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting holders have complied with the requirements of this Section 2(b) and related provisions of these Bylaws shall be determined in good faith by the Board of Directors or its designees, which determination shall be conclusive and binding on the Corporation and the stockholders.

(c) In order for a Stockholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the secretary of the Corporation. The Special Meeting Request(s) shall be delivered to the secretary at the principal executive offices of the Corporation by nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Stockholder Requested Special Meeting and the matters proposed to be acted on at it, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (A) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) set forth any material interest of each stockholder signing the Special Meeting Request in the business desired to be brought before the Stockholder Requested Special Meeting, (v) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the secretary of the Corporation; provided, however, that if the stockholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the secretary, (vi) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made to notify the Corporation promptly in the event of any decrease in the net long position held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the Stockholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vii) contain any other information that would be required to be provided by a stockholder seeking to bring an item of business before an annual meeting of stockholders pursuant to Article II, Section 11 of these Bylaws, and, (viii) if the purpose of the Stockholder Requested Special Meeting includes the election of one or more Directors, contain any other information that would be required to be set forth with respect to a proposed nominee pursuant to Article III, Section 4 of these Bylaws. Each stockholder making a Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made is required to update such Special Meeting Request delivered pursuant to this Section 2 in accordance with the requirements of Article II, Section 11 and Article III, Section 4 of these Bylaws. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such stockholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Stockholder Requested Special Meeting.

(d) In determining whether Special Meeting Requests have met the requirements of this Section 2, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the secretary within 60 days of the delivery to the secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

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(e) If none of the stockholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).

(f) Except as provided in the next sentence, a Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the secretary of the Corporation shall not be required to call a Stockholder Requested Special Meeting if (i) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, or (ii) the Special Meeting Request(s) (A) relate to an item of business that is not a proper subject for action by the stockholders under applicable law; (B) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (C) do not comply with the provisions of this Section 2. The procedures set forth in this Section 2 are the exclusive means by which items of business may be raised by stockholders at a Stockholder Requested Special Meeting.

(g) Written notice of a special meeting stating the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Any notice relating to a special meeting appropriately called pursuant to this Section 2 shall describe the item or items of business to be considered at such special meeting. Business transacted at any special meeting shall be limited to the matters identified in the Corporation’s notice given pursuant to this Section 2; provided, however, that nothing herein shall prohibit the Board of Directors from including in such notice and submitting to the stockholders additional matters to be considered at any Stockholder Requested Special Meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice, or notice by electronic transmission, stating the place, if any, date, time, if applicable, the means of remote communications and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail or, as provided below, by means of electronic transmission, by or at the direction of the Board of Directors, the chairman of the board, the president or the secretary. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Notice shall be deemed to be delivered if mailed when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. Notice given by electronic transmission shall be deemed to be delivered (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Section 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the General Corporation Law of the State of Delaware or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present at any meeting, the affirmative vote of a majority of votes cast on a subject matter at such meeting shall be the act of the stockholders on such matter, unless (i) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11. Business Brought Before an Annual Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the

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meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, such proposed business, other than the nominations of persons for election to the Board of Directors, must constitute a proper matter for stockholder actions, and the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely under this Section 11, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed or public announcement of such date was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, (ii) the reason for conducting such business and any material interest of the stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or Stockholder Associated Person therefrom, (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any Stockholder Associated Person, (iv) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any Stockholder Associated Person, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation.

(b) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person directly or indirectly controlling, controlled by or under common control with, or directly or indirectly acting in concert with, such stockholder and (ii) any beneficial owner of shares of stock of the Corporation owned of record or otherwise by such stockholder.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) promulgated under the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”)~~.

(d) Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, clause (a) of this Section 11 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Article II, Section 2), and the only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Section 4 of these Bylaws.

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Appendix C

PROPOSAL NO. 5

AMENDMENTS TO THE WINDSTREAM CERTIFICATE AND WINDSTREAM BYLAWS
TO ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS

Proposed Amendments to the Windstream Certificate

ARTICLE
Seven

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to amend, alter, change or repeal the Bylaws of the Corporation. ~~Any amendment, alteration, change or repeal of the Corporation’s Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal; provided, however, that Section 11 of ARTICLE TWO and Sections 2, 3, and 4 of ARTICLE THREE and ARTICLE SEVEN of the Corporation’s Bylaws shall not be amended, altered, changed or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such amendment, alteration, change or repeal.~~

ARTICLE
Eleven

[RESERVED] ~~Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate, the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to amend, alter, change or repeal ARTICLES EIGHT, TEN or THIRTEEN hereof, or this ARTICLE ELEVEN, or any provision thereof or hereof.~~

Conforming Amendment to the Windstream Bylaws

ARTICLE VII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of Directors then in office. Any alteration or repeal of these Bylaws by the stockholders of the Corporation shall require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at a duly organized regular or special meeting of stockholders at which a quorum is present. ~~outstanding shares of the Corporation entitled to vote on such alteration or repeal; provided, however, that Section 11 of ARTICLE II and Sections 2, 3, and 4 of ARTICLE III and this ARTICLE VII of these Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal~~.

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WINDSTREAM HOLDINGS, INC.
4001 NORTH RODNEY PARHAM ROAD
LITTLE ROCK, AR 72212

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WIN16
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E05407-P77029	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
WINDSTREAM HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

Nominees:		For	Against	Abstain

1a.	Carol B. Armitage	☐	☐	☐

1b.	Samuel E. Beall, III	☐	☐	☐

1c.	Jeannie Diefenderfer	☐	☐	☐

1d.	Jeffrey T. Hinson	☐	☐	☐

1e.	William G. LaPerch	☐	☐	☐

1f.	Larry Laque	☐	☐	☐

1g.	Michael G. Stoltz	☐	☐	☐

1h.	Tony Thomas	☐	☐	☐

1i.	Alan L. Wells	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	To approve an advisory (non-binding) resolution on executive compensation.	☐	☐	☐

3.	To ratify Windstream’s NOL Rights Plan.	☐	☐	☐

4.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to enable stockholders to call special meetings under certain circumstances.	☐	☐	☐

5.	To approve amendments to the Certificate of Incorporation and Bylaws of Windstream Holdings, Inc. to eliminate super-majority provisions.	☐	☐	☐

6.	To ratify the appointment of PricewaterhouseCoopers LLP as Windstream's independent registered public accountant for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, 2015 Annual Report and Form 10-K are available at www.proxyvote.com.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
E05408-P77029

Proxy — Windstream Holdings, Inc.

Notice of 2016 Annual Meeting of Stockholders
Thursday, May 12, 2016
11:00 a.m. Central Daylight Time

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 12, 2016.

The undersigned hereby appoints Tony Thomas, Robert E. Gunderman and Kristi Moody, or either of them, with full power of substitution, as proxies and attorneys-in-fact with the power of substitution to represent the undersigned and to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on May 12, 2016, and at any postponements or adjournments thereof, in accordance with and as more fully described in the Notice of 2016 Annual Meeting of Stockholders and the Proxy Statement, receipt of which is acknowledged. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5 and 6.

Continued and to be signed on reverse side